                                    AGREEMENT

                              DATED 9th June, 1999

                                U.S.$530,000,000

                       TERM AND REVOLVING CREDIT FACILITY

                                       FOR

                                   MEGGITT PLC

                                   ARRANGED BY

                                BARCLAYS CAPITAL

                            HSBC INVESTMENT BANK plc

                                  ALLEN & OVERY

                                     London

                                INDEX

Clause                                                           Page

1.  Interpretation..................................................1
2.  The Facilities.................................................16
3.  Purpose........................................................17
4.  Conditions Precedent...........................................18
5.  Advances.......................................................19
6.  Bills..........................................................21
7.  Bills Procedure................................................22
8.  Repayment......................................................24
9.  Prepayment and Cancellation....................................25
10. Interest.......................................................27
11. Optional Currencies............................................30
12. Payments.......................................................31
13. Taxes..........................................................32
14. Market Disruption..............................................35
15. Increased Costs................................................36
16. Illegality and Mitigation......................................38
17. Guarantee......................................................38
18. Representations and Warranties.................................42
19. Undertakings...................................................46
20. Default........................................................52
21. The Agent and the Arrangers....................................56
22. Fees...........................................................60
23. Expenses.......................................................61
24. Stamp Duties...................................................62
25. Indemnities....................................................62
26. Evidence and Calculations......................................63
27. Amendments and Waivers.........................................63
28. Changes to the Parties.........................................64
29. Disclosure of Information......................................67
30. Set-Off........................................................68
31. Pro Rata Sharing...............................................68
32. Severability...................................................69
33. Counterparts...................................................69
34. Notices........................................................69
35. Language.......................................................70
36. Jurisdiction...................................................70
37. Governing Law..................................................71

Schedule                                                          Page

1.  Banks and Commitments...........................................73
2.  Conditions Precedent............................................74
    Part I - Conditions Precedent...................................74
    Part II - To be delivered before Merger Completion Advances.....76
    Part III - To be delivered by an Additional Borrower............77
    Part IV - To be delivered by an Additional Guarantor............78
3.  Calculation of the MLA Cost.....................................80
4.  Form of Request.................................................82
5.  Form of Bill....................................................83
6.  Forms of Accession Documents....................................84
    Part I - Novation Certificate...................................84
    Part II - Borrower Accession Agreement..........................86
    Part III - Guarantor Accession Agreement........................87
7.  Timetables......................................................88

Signatories.........................................................91


 * Delete as appropriate.
** Complete only if the Request is for Tranche B Advances and the requested Term is of an optional duration.

THIS AGREEMENT is dated 9th June, 1999 between:

(1)      MEGGITT plc (Registered No. 432989 (the "Company");

(2) THE SUBSIDIARIES OF THE COMPANY listed in Part I of Schedule 1 as original guarantors (the "Original Guarantors");

(3) BARCLAYS CAPITAL and HSBC INVESTMENT BANK plc as arrangers (in this capacity the "Arrangers");

(4)      THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as banks;
         and

(5)      HSBC INVESTMENT BANK plc as agent (in this capacity the "Agent").

IT IS AGREED as follows:

1.      INTERPRETATION

1.1     Definitions

        In this Agreement:

        "Acceptance Commission Rate"

         means 0.65 per cent. per annum.

         "Additional Borrower"

         means a member of the Group which becomes a Borrower in accordance with Clause 28.4 (Additional Borrowers).

         "Additional Guarantors"

         means a member of the Group which becomes a Guarantor in accordance with Clause 28.5 (Additional Guarantors).

         "Advance"

         means a Tranche A Advance, a Tranche B Advance or a Tranche C Advance.

         "Affiliate"

         means a Subsidiary or a holding company (as defined in Section 736 of the Companies Act 1985) of a person and any other Subsidiary of that Holding Company.

         "Agent's Spot Rate of Exchange"

         means the spot rate of exchange as determined by the Agent for the purchase of the relevant Optional Currency in the London foreign exchange market with Dollars at the relevant time on a particular day.

         "Banks"

         means those banks listed in Part II of Schedule 1 and their respective successors and assigns which are for the time being participating in the Facilities.

         "Bidco"

         means the wholly owned subsidiary of the Company which makes the Offer.

         "Bill"

         means a Sterling bill of exchange substantially in the form of
         Schedule 5.

         "Borrower"

         means the Company (whether in its capacity as a borrower or guarantor as the context may require) and each Additional Borrower.

         "Borrower Accession Agreement"

         means a letter substantially in the form of Part II of Schedule 6 with such amendments as the Agent may approve or reasonably require.

         "Borrowings"

         means, in relation to any person, at any time, any indebtedness in respect of:

         (a) the principal amount of moneys borrowed and any net debit balances at banks after application of applicable account pooling arrangements;

         (b) the principal amount of any debenture, bond, note, loan stock, commercial paper or other securities;

         (c) the principal amount raised under acceptance credit facilities other than acceptances relating to the purchase or sale of goods in the ordinary course of trading;

         (d) capital of any person to the extent treated as a borrowing by the auditors of such person;

         (e) counter-indemnity or similar obligations of that person in respect of documentary credits, guarantees or similar instruments issued by any person to support the Borrowings of any person;

         (f) any negotiable instrument, whether as drawer, issuer, acceptor, endorser or otherwise, but excluding liabilities on negotiable instruments discounted in the ordinary course of trading;

         (g) receivables sold or discounted other than receivables sold or discounted in the ordinary course of trading;

         (h) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment was arranged primarily as a method of raising finance or financing the acquisition of that asset;

         (i) the capitalised element of any rental payments under finance leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing the acquisition of the asset leased;









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                                       3


         (j) (for the purposes of Clause 20.5 (Cross default) only) the net settlement amount of any liability under any swap, hedging or similar treasury instrument, as determined in accordance with the document evidencing that liability;

         (k) principal amounts raised under any other transaction having the commercial effect of a borrowing or the raising of money; or

         (l) any guarantee, indemnity or similar assurance given to support any of the indebtedness of a type specified in this definition of any person,

         but no particular indebtedness shall be taken into account more than once (so that for example, a guarantee shall be excluded to the extent that the indebtedness guaranteed thereby is already taken into account).

         "Business Day"

         means a day (other than a Saturday or Sunday) on which banks and the interbank and foreign exchange markets are open for business in:

         (a)      London and, if a payment is required in Dollars, New York; and

         (b) (in respect of a day on which a payment in an Optional Currency except euros is required hereunder) the principal financial centre of the country of such Optional Currency,

         and, in relation to a payment or rate fixing in or other matter relating to euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) is operating.

         "Code"

         means the United States Internal Revenue Code of 1986, as amended and any rule or regulation issued thereunder from time to time in effect.

         "Commitment"

         means, in respect of a Bank, the aggregate of its Tranche A Commitment, Tranche B Commitment and Tranche C Commitment in each case to the extent not cancelled or reduced under this Agreement.

         "Control Event"

         has the meaning given to it in Clause 9.5 (Mandatory Prepayment on change of control).

         "Controlled Group"

         means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Obligor, are treated as a single employer under
         Section 414 (b) or (c) of the Code.

         "CULS"

         means the interest bearing guaranteed redeemable convertible unsecured loan stock of Meggitt Funding Limited, constituted by a deed poll dated on or about the date of this Agreement made by Meggitt Funding Limited and the Company.

         "Dangerous Substance"

         means any radioactive emissions and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste.

         "Default"

         means an Event of Default or an event which, with the giving of notice or expiry of any grace period specified in Clause 20 (Default) (or any combination of the foregoing), would constitute an Event of Default.

         "Dollars" or "U.S.$"

         means the lawful currency of the United States of America.

         "EBDR"

         means, in relation to any Bills, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/64) of the respective rates notified to the Agent by each of the Reference Banks quoting (provided that at least two Reference Banks are quoting) as the rate at which Eligible Bills of an equivalent aggregate face amount and tenor to those Bills can be discounted in the London discount market by that Reference Bank at or about 11.00 a.m. on the relevant Utilisation Date.

         "Eligible Bill"

         means a Sterling bill of exchange eligible for rediscounting at the Bank of England.

         "EMU"

         means Economic and Monetary Union as contemplated in the Treaty on European Union.

         "EMU Legislation"

         means legislative measures of the European Union for the introduction of changeover to or operation of the euro in one or more member states.

         "Environment"

         means all, or any of, the following media, the air (including the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

         "Environmental Claim"

         means any claim by any person:

         (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

         (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings.

         "Environmental Contamination"

         means each of the following and their consequences:

         (a) any release, discharge, emission, leakage or spillage of any Dangerous Substance at or from any site owned, occupied or used by any member of the Group into any part of the Environment; or

         (b) any accident, fire, explosion or sudden event at any site owned, occupied or used by any member of the Group which is directly or indirectly caused by or attributable to any Dangerous Substance; or

         (c)      any other pollution of the Environment.

         "Environmental Law"

         means all laws, regulations, codes of practice, circulars, guidance notices and the like having legal effect concerning the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

         "Environmental Licence"

         means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

         "euro" or "euros"

         means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

         "ERISA"

         means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any rule or regulation issued thereunder from time to time.

         "Event of Default"

         means an event specified as such in Clause 20.1 (Events of Default).

         "Facility"

         means any of the facilities designated as Tranche A, Tranche B or Tranche C in Clause 2.1 (Facilities).

         "Facility Office"

         means, subject to Clause 28.2 (Transfers and change of Facility Office by Banks), the office(s) notified by a Bank to the Agent:

         (a)      on or before the date it becomes a Bank; or

         (b)      by not less than five Business Days' notice,

         as the office(s) through which it will perform all or any of its obligations under this Agreement.

         "Fee Letters"

         means:

         (a) the letter dated on or about the date of this Agreement between the Agent and the Company; and

         (b) the letter dated 24th May, 1999 between the Arrangers and the Company,

         in each case setting out the amount of various fees referred to in Clause 22 (Fees).

         "Final Maturity Date"

         means the date five years after the date of this Agreement.

         "Finance Document"

         means this Agreement, each Fee Letter, a Bill, a Novation Certificate, a Borrower Accession Agreement, a Guarantor Accession Agreement or any other document designated as such by the Agent and the Company.

         "Finance Party"

         means an Arranger, a Bank or the Agent.

         "Group"

         means the Company and its Subsidiaries.

         "Guarantors"

         means the Company, each Original Guarantor and each Additional
         Guarantor.

         "Hedging Strategy"

         means a hedging strategy for the Group on the terms set out in a letter dated 1st June, 1999 from the Company to the Agent and countersigned by the Agent on behalf of the Arrangers, as amended from time to time with the prior written consent of the Majority Banks.

         "Interest Period"

         in respect of a Tranche A Advance or a Term-out Advance, has the meaning given to it in Clause 10.1 (Selection of Interest Periods for Tranche A Advances and Term-out Advances) or, in respect of overdue amounts, Clause 10.4 (Default Interest).

         "LIBOR"

         in relation to any Advance or unpaid sum, means the rate determined by the Agent to be either:

         (i) the percentage rate per annum of the offered quotations in the required currency and for the required period which appear on the page of the Reuter Money Rates Service Screen which displays an average British Bankers Association Interest Settlement Rate (being currently "LIBOR01" and subsequent pages) (or such other page or service as may replace such page(s)) for the purpose of displaying an average British Bankers Association Interest Settlement Rate for such currency as the Agent, after consultation with the Company, shall select) as at 11.00 a.m. on the Rate Fixing Day for such period; or

         (ii) in the case of the Term or the first Interest Period of an Offer Closing Advance or if in any case no such display rate is then available, the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) of the respective rates notified to the Agent by each of the Reference Banks quoting (provided that at least two Reference Banks are quoting) as the rate at which it is offered deposits in the required currency and for the required period by prime banks in the London interbank market at or about 11.00 a.m. (or in the case of the Term or the first Interest Period of an Offer Closing Advance, 1.00 p.m.) on the Rate Fixing Day for such period, and, for the purpose of this definition, "required currency" means, in relation to such Advance or unpaid sum, the currency in which such Advance or unpaid sum will be denominated during the required period and "required period" means the applicable Interest Period for a Tranche A Advance or a Term-out Advance, the Term of such Advance for Tranche B Advances or Tranche C Advances (except Term-out Advances) or the period in respect of which LIBOR falls to be determined in relation to such unpaid sum.

         "Majority Banks"

         means, at any time:

         (a) if any Advances are outstanding, Banks with an aggregate Original Dollar Amount of Advances at that time of more than 66 2/3 per cent. of the aggregate Original Dollar Amount of all Advances then outstanding; or

         (b) if no Advances are outstanding, Banks whose Commitments then aggregate more than 66 2/3 per cent. of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately before the reduction).

         "Mandatory Cost"

         means:

         (a) the cost of compliance with the cash ratio deposit requirements of the Bank of England and the amount of fees payable to the Financial Services Authority during its term or Interest Period, determined in accordance with Schedule 3; and

         (b) any other applicable regulatory or central bank requirement relating to any utilisation made through a branch in the jurisdiction of the currency concerned.

         "Margin"

         means:

         (a) 0.65 per cent. per annum in respect of a Term A Advance or a Tranche B Advance; or

         (b)      0.40 per cent. per annum in respect of a Tranche C Advance.

         "Maturity Date"

         means the last day of the Term of an Advance under either Tranche B or Tranche C or a Bill under Tranche B.

         "Merger"

         means the merger between Bidco and the Target on the terms set out in the Merger Agreement.

         "Merger Agreement"

         means the Agreement and Plan of Merger dated on or about the date of this Agreement between Bidco, the Target and the Company as the same may be amended or varied from time to time (with the consent of the Majority Banks, if required, under this Agreement).

         "Multiemployer Plan"

         means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Obligor or any member of the Controlled Group has an obligation to contribute.

         "Novation Certificate"

         has the meaning given to it in Clause 28.3 (Procedure for novations).

         "Obligor"

         means each Borrower and each Guarantor.

         "Offer"

         means the tender offer for the Shares made or to be made by Bidco on the terms and conditions referred to in the Merger Agreement and set out in the Offer Documents.

         "Offer Closing Advance"

         means any Advances utilised in Dollars within 3 Business Days of the Unconditional Date for the purpose of financing the acquisition of those Shares to be acquired by Bidco pursuant to the Offer, where the Request for such Advance is delivered to the Agent after 3 p.m. on the third Business Day before the Utilisation Date of such Advances.

         "Offer Documents"

         means the Statement on Schedule 14D-1, and the exhibits thereto, to be filed with the U.S. Securities and Exchange Commission with respect to the Offer.

         "Optional Currency"

         means, in relation to any Advance or proposed Advance, Sterling, euros, Swiss Francs or any other currency (other than Dollars) approved in writing by the Banks which is readily available and freely transferable in the London foreign exchange market in sufficient amounts to fund that Advance.

         "Original Dollar Amount"

         means:

         (a)      the principal amount of an Advance denominated in Dollars; or

         (b) the principal amount of an Advance denominated in an Optional Currency or a Bill, translated into Dollars on the basis of the Agent's Spot Rate of Exchange on the date of receipt by the Agent of the Request for that Advance.

         "Original Group Accounts"

         means the audited consolidated accounts of the Group for the year ended 31st December, 1998.

         "Party"

         means a party to this Agreement.

         "PBGC"

         means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

         "Permitted Security Interest"

         means:

         (a) any Security Interest created with the prior written consent of the Majority Banks;

         (b) any lien arising by operation of law (or by an agreement evidencing the same) in the ordinary course of business of the relevant member of the Group;

         (c) any Security Interest arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by the relevant member of the Group in the ordinary course of its business;

         (d) any Security Interest existing at the date hereof and disclosed in writing to the Agent by the Company prior to the date hereof provided the principal amount secured thereby, as so disclosed, is not exceeded;

         (e) any Security Interest over the assets of any company which becomes a Subsidiary of the Company after the date hereof, provided that:

                  (i) such Security Interest is in existence prior to the date that it becomes a Subsidiary and is created otherwise than in contemplation of becoming a Subsidiary;

                  (ii) the principal amount secured thereby immediately prior to it becomes a Subsidiary of the Company is not thereafter exceeded; and

                  (iii) unless otherwise agreed by the Majority Banks, the Company will use all reasonable endeavours to discharge or procure the discharge of such Security Interest as soon as reasonably practicable after it becomes a member of the Group;

         (f) any Security Interest over any assets (or documents of title thereto) which are acquired by the Company or any Subsidiary of the Company subject to such Security Interest, provided that:

                  (i) the principal amount secured thereby immediately prior to such asset being acquired is not thereafter exceeded; and

                  (ii) unless otherwise agreed by the Majority Banks, the Company will use all reasonable endeavours to discharge or procure the discharge of such Security Interest as soon as reasonably practicable after such acquisition; and

         (g) any other Security Interest over any asset of the Company or any Subsidiary of the Company so long as the lower of the aggregate amount of the indebtedness secured by such Security Interest and the book value of the asset subject to the indebtedness does not exceed when aggregated with, as relevant, the aggregate amount of the indebtedness secured by or the book value of any other assets the subject of Security Interests permitted under this paragraph (g), 'L'20,000,000 or its equivalent in other currencies.

         "Plan"

         means an "employee benefit plan" as defined in section 3(3) of ERISA which is maintained, or to which there is an obligation to pay or contribute, by any Obligor or any member of the Controlled Group.

         "Prescribed Time"

         means the time set opposite the number of a sub-Clause or paragraph of Clauses 5 (Advances) and 6 (Bills) under the heading "Time" in
         Schedule 7.

         "Press Release"

         means the press release referred to in Part II of Schedule 2 to be made by or on behalf of Bidco on or about the date of this Agreement announcing an intention to make the Offer.

         "Principal Subsidiary"

         means:

         (a)      any Additional Borrower;

         (b)      any Guarantor (other than the Company); and

         (c)      any other Subsidiary of the Company:

                  (i) whose profits (before interest, taxation and before exceptional and extraordinary items and any taxation relating thereto) are 10 per cent. or more of the consolidated net profits of the Group (before interest, taxation and before exceptional and extraordinary items and any taxation relating thereto); or

                  (ii) whose gross assets are 10 per cent. or more of the consolidated gross assets of the Group,

         all as shown (in the case of any Subsidiary) in its most recent annual accounts and (in the case of the Group) in the most recent annual consolidated accounts of the Group after, for this purpose, deducting from each set of figures amounts attributable to minorities.

         "Qualifying Bank"

         means a bank or financial institution which is:

         (a) a bank as defined in Section 840A of the Income and Corporation Taxes Act 1988 which is within the charge to corporation tax as regards any interest received by it under this Agreement and which is beneficially entitled to that interest; or

         (b) resident (as such term is defined in the appropriate double taxation treaty) in a country with which the United Kingdom has an appropriate double taxation treaty under which that institution is entitled to exemption from United Kingdom tax on interest and is entitled to apply under the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 to have interest paid to its Facility Office without withholding or deduction for or on account of United Kingdom taxation (and does not carry on business in the United Kingdom through a permanent establishment with which the investments under this Agreement in respect of which the interest is paid is effectively connected) and for this purpose "double taxation treaty" means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "Rate Fixing Day"

         means:

         (a) the Utilisation Date for a Bill or an Advance denominated in Sterling (or, in the case of a Tranche A Advance or Term-out Advance denominated in Sterling, the first day of each applicable Interest Period); or

         (b) (subject to paragraph (c) below) the second Business Day before the Utilisation Date for an Advance denominated in a currency other than Sterling (or, in the case of a Tranche A Advance or Term-out Advance denominated in a currency other than Sterling, the first day of each applicable Interest Period) or

         (c) in the case of the Term or the first Interest Period of an Offer Closing Advance, the Business Day before the Utilisation Date of such Offer Closing Advance.

         "Reference Banks"

         means, subject to Clause 28.6 (Reference Banks), the principal London offices of Barclays Bank PLC and Midland Bank plc.

         "Reportable Event"

         means a reported event as defined in Section 4043 of ERISA and the regulations issued under such section with respect of a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Request"

         means a request made by a Borrower to utilise a Facility, substantially in the form of Schedule 4.

         "Requested Amount"

         means the amount requested in a Request.

         "Restricted Transaction"

         means any transaction which is a Class 1 transaction as defined in Chapter 10 of the Listing Rules of the London Stock Exchange as at 11th January, 1999.

         "Security Interest"

         means any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other security interest having a similar effect.

         "Shares"

         means all the Target's outstanding common stock and Series D Participating Convertible Preferred Stock.

         "Single Employer Plan"

         means a "single employer plan" as defined in Section 4001(a)(15) of ERISA which is maintained by any Obligor or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "Subsidiary"

         means:

         (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985, as amended by Section 144 of the Companies Act 1989; and

         (b) for the purposes of Clauses 19.2 and 19.16 only, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985 (as inserted by Section 21 of the Companies Act
                  1989).

         "Syndication Period"

         means the period ending on the date the Arrangers notify the Company that general syndication of the Facilities is completed.

         "Target"

         means Whittaker Corporation (incorporated in Delaware with Federal Employer Number 95-4033076).

         "Term"

         means the period selected by a Borrower in a Request for which the relevant Tranche B Advance, Tranche C Advance or Bill is to be outstanding.

         "Term-out Advances" means the Tranche C Advances, if any, drawn under Clause 8.3(b) (Repayment of Tranche C Advances).

         "Total Commitments"

         means the aggregate of the Tranche A Total Commitments, Tranche B Total Commitments and Tranche C Total Commitments from time to time.

         "Tranche A Advance"

         means a cash advance made by a Bank under Tranche A.

         "Tranche A Commitment"

         means, in respect of a Bank, the amount in Dollars set opposite the name of that Bank in Column 1 of Part II of Schedule 1 to the extent not cancelled or reduced under this Agreement.

         "Tranche A Commitment Period"

         means the period from and including the date of this Agreement to and including the date 180 days after the date of this Agreement or, if earlier, the date on which the Offer lapses, terminates or is withdrawn.

         "Tranche A Total Commitments"

         means the aggregate for the time being of the Tranche A Commitments, being U.S.$250,000,000 at the date of this Agreement.

         "Tranche B Advance"

         means a cash advance made by a Bank under Tranche B.

         "Tranche B Commitment"

         means, in respect of a Bank, the amount in Dollars set opposite the name of that Bank in Column 2 of Part II of Schedule 1 to the extent not cancelled or reduced under this Agreement.

         "Tranche B Total Commitments"

         means the aggregate for the time being of the Tranche B Commitments, being U.S.$180,000,000 at the date of this Agreement.

         "Tranche C Advance"

         means a cash advance made by a Bank under Tranche C.

         "Tranche C Availability Period"

         means the period from and including the date of this Agreement up to and including the date which is 364 days after the date of this Agreement.

         "Tranche C Commitment"

         means, in respect of a Bank, the amount in Dollars set opposite the name of that Bank in Column 3 of Part II of Schedule 1 to the extent not cancelled or reduced under this Agreement.

         "Tranche C Term Date"

         means the last day of the Tranche C Availability Period or, if that day is not a Business Day, the preceding Business Day.

         "Tranche C Term-out Option"

         means the option available to the Borrowers to draw Term-out Advances under Tranche C pursuant to Clause 8.3(b) (Repayment of Tranche C Advances).

         "Tranche C Total Commitments"

         means the aggregate for the time being of the Tranche C Commitments, being U.S.$100,000,000 at the date of this Agreement.

         "Transaction Documents"

         means the Finance Documents, the Offer Documents and the Merger Agreement.

         "UK" or "United Kingdom"

         means the United Kingdom of Great Britain and Northern Ireland.

         "Unconditional Date"

         means the date on which the Offer expires (being either its scheduled expiration date or any extended expiration date) and on which there have been validly tendered in accordance with the terms of the Offer and not withdrawn, a number of shares of the common stock of the Target that, together with the shares then beneficially owned by the Company, represent at least a majority of the shares of the common stock of the Target on a fully diluted basis.

         "United States"

         means the United States of America.

         "U.S. Borrower"

         means a Borrower which is incorporated in the United States.

         "Utilisation"

         means:

         (a) in the case of a Utilisation comprising Advances, all the Advances made or to be made; or

         (b) in the case of a Utilisation comprising Bills, all the Bills accepted or to be accepted,

         following the giving by a Borrower of a Request for those Advances or Bills.

         "Utilisation Date"

         means:

         (a) in the case of an Advance, the date for the making of the relevant Advance; and

         (b) in the case of a Bill, the date for the acceptance of the relevant Bill.

1.2      Construction

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) "assets" includes properties, revenues and rights of every description;


                  an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

                  "Barclays Capital" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC (and all such references shall include Barclays Bank PLC);

                  "material adverse effect" means anything which is likely to have a material adverse effect on the financial condition of the Group taken as a whole such that the Company is likely to be unable to comply with its payment obligations under the Finance Documents;

                  a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month;

                  a "principal amount" in relation to a Bill is a reference to the face amount of that Bill;

                  a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not, being something which persons are accustomed to comply with) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (ii) a provision of a law is a reference to that provision as amended or re-enacted;

         (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

         (iv)     a person includes its successors and permitted assigns;

         (v) a Finance Document or another document is a reference to that Finance Document or that other document as amended, novated or supplemented; and

         (vi)     a time of day is a reference to London time.

(b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.       THE FACILITIES

2.1      Facilities

         The Banks grant to the Borrowers the following facilities:

         (a) a committed multicurrency term loan facility, to be designated as Tranche A, under which the Banks will, when requested by a Borrower, make Advances to that Borrower;

         (b) a committed multicurrency revolving credit facility, to be designated as Tranche B, comprising:

                  (i) a multicurrency advance facility under which the Banks will, when requested by a Borrower, make Advances to that Borrower on a revolving basis; and

                  (ii) a Sterling bankers' acceptance facility under which the Banks will, when requested by a Borrower, accept Bills drawn by that Borrower on a revolving basis; and

         (c) a committed multicurrency revolving 364 day credit facility, with an option to draw Term-out Advances, to be designated as Tranche C, under which the Banks will, when requested by a Borrower, make Advances to that Borrower, in all cases subject to the terms of this Agreement.

2.2      Overall facility limit

(a)      The aggregate Original Dollar Amount of all outstanding Utilisations:

         (i) under Tranche A, shall not at any time exceed the Tranche A Total Commitments at that time;

         (ii) under Tranche B, shall not at any time exceed the Tranche B Total Commitments at that time; and

         (iii) under Tranche C, shall not at any time exceed the Tranche C Total Commitments at that time.

(b)      The aggregate Original Dollar Amount of:

         (i) Tranche A Advances made by a Bank shall not at any time exceed its Tranche A Commitment at that time;

         (ii) Tranche B Advances made by a Bank and Bills accepted by that Bank shall not at any time exceed its Tranche B Commitment at that time; and

         (iii) Tranche C Advances made by a Bank shall not at any time exceed its Tranche C Commitment at that time.

2.3      Number of Requests and Utilisations

(a) No more than one Request may be delivered on any one day but, subject to paragraphs (b) and (c) below, that Request may specify any number and type of Utilisations from either Tranche A or Tranche B or Tranche C or all of them.

(b)      No more than 10 Utilisations may be outstanding at any time.

(c) No more than 5 currencies may be utilised under the Facilities at any time.

2.4      Syndication Period

         Notwithstanding any other provision of this Agreement no Borrower will deliver a Request or interest period selection notice during the Syndication Period, specifying a Term or an Interest Period which would exceed one month.

2.5      Nature of a Finance Party's rights and obligations

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.       PURPOSE

(a)      Each Utilisation will be applied:

         (i)      in the case of Tranche A in or towards:

                  (1) financing the acquisition of those of the Shares to be acquired by Bidco pursuant to the Offer;

                  (2) financing the consideration payable by Bidco upon completion of the Merger in accordance with the Merger Agreement; or

                  (3) financing fees and expenses of the Group in relation to the Offer and the Merger;

         (ii)     in the case of Tranche B:

                  (1)      the purposes specified in paragraph (a)(i) above;

                  (2) in or towards refinancing existing indebtedness of the Group including the Target or Subsidiaries of the Target once the Target becomes a member of the Group; or

                  (3) for general long term corporate purposes of the Group; and

         (iii) in the case of Tranche C:

                  (1) in or towards refinancing existing indebtedness of the Group; or

                  (2) for general short term corporate purposes of the Group.

(b) Without affecting the obligations of any Borrower in any way, no Finance Party is bound to monitor or verify the application of the proceeds of any Utilisation.

4.       CONDITIONS PRECEDENT

4.1      Documentary conditions precedent

         The obligations of each Bank to participate in the first Utilisation are subject to the condition precedent that the Agent has notified the Company and the Banks that it has received all of the documents set out in Part I of Schedule 2 in form and substance satisfactory to the Agent (acting reasonably). The Agent will promptly notify the Company upon such receipt.

4.2      Further specific conditions precedent

(a) The obligations of each Bank to participate in the first Utilisation are also subject to the conditions precedent that the Agent has received evidence in form and substance satisfactory to it (acting reasonably) that:

         (i) the Company has received (or will receive simultaneously with the first Utilisation) net proceeds of not less than 'L'70,000,000 pursuant to subscriptions for CULS; and

         (ii) such proceeds have been applied in full by the Company in or towards the purposes specified in Clause 3(a)(i)(1) (or will be so applied simultaneously with the disbursement of the first Utilisation).

(b) The obligations of each Finance Party to any Borrower to participate in any Utilisation the purpose of which is to finance payments due by Bidco upon completion of the Merger are subject to the further conditions precedent specified in Part II of Schedule 2.

4.3      Further general conditions precedent

         The obligations of each Bank to participate in any Utilisation are subject to the further conditions precedent that:

         (a)      the representations and warranties in Clause 18
                  (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Utilisation;

         (b) in the case of Tranche A, no Default or Control Event is outstanding or would result from the Utilisation;

         (c) in the case of Tranche B or Tranche C, no Event of Default is outstanding or would result from the Utilisation;

         (d) in the case of Tranche B or Tranche C, if, immediately following the making of the relevant Utilisation, the amount of either Tranche B Total Commitments or Tranche C Total Commitments drawn by the Borrowers will have been increased, no Default or Control Event is outstanding or would result from the Utilisation; and

         (e) the Utilisation would not cause Clause 2.2 (Overall facility limit) to be contravened.

5.       ADVANCES

5.1      Receipt of Requests

         A Borrower may borrow Advances under Tranche A, Tranche B or Tranche C if the Agent receives, not later than the Prescribed Time, a duly completed Request.

5.2      Completion of Requests for Tranche A Advances

         A Request for Tranche A Advances will not be regarded as having been duly completed unless:

         (a) the Utilisation Date is a Business Day during the Tranche A Commitment Period;

         (b) only one currency is specified for each separate Advance and the Requested Amount for each separate Advance is:

                  (i) if the currency is Dollars, a minimum of U.S. $25,000,000 and an integral multiple of U.S.$5,000,000;

                  (ii) if the currency is an Optional Currency, such comparable and convenient minimum and integral multiples as are agreed between the Company and the Agent before delivery of that Request; or

                  (iii) such other amount as the Company and the Agent may agree;

         (c) only one Interest Period for each separate Tranche A Advance is specified which is a period of one month, two, three or six months (or, in any case, such other period as all the Banks may previously have agreed for the purposes of such Utilisation); and

         (d) the payment instructions comply with Clause 12.1 (Place of Payment).

5.3      Completion of Requests for Tranche B Advances

         A Request for Tranche B Advances will not be regarded as having been duly completed unless:

         (a)      the Utilisation Date is a Business Day;

         (b) only one currency is specified for each separate Utilisation and the Requested Amount for each separate Utilisation is:

                  (i) if the currency is Dollars, a minimum of U.S.$15,000,000 and an integral multiple of U.S.$5,000,000; or

                  (ii) if the currency is an Optional Currency, such comparable and convenient minimum and integral multiples as are agreed between the Company and the Agent before delivery of that Request; or

                  (iii) such other amount as the Agent and the Company may agree;

         (c) only one Term for each separate Tranche B Advance is specified which:

                  (i)      does not overrun the Final Maturity Date; and

                  (ii) is a period of one week, one month, two, three or six months (or such other period as all the Banks may previously have agreed for the purposes of such Utilisation); and

         (d) the payment instructions comply with Clause 12.1 (Place of Payment).

5.4      Completion of Requests for Tranche C Advance

         A request for Tranche C Advances will not be regarded as having been duly completed unless:

         (a) the Utilisation Date is a Business Day during the Tranche C Availability Period;

         (b) only one currency is specified for each Utilisation and the Requested Amount for each separate Utilisation is:

                  (i) if the currency is Dollars, a minimum of U.S.$15,000,000 and an integral multiple of U.S.$5,000,000; or

                  (ii) if the currency is an Optional Currency, such comparable and convenient minimum and integral multiples as are agreed between the Company and the Agent before delivery of that Request; or

                  (iii) such other amount as the Agent and the Company may agree;

         (c) only one Term or, in the case of Term-out Advances, Interest Period, for each separate Advance is specified which:

                  (i) does not overrun the Tranche C Term Date (other than a Term-out Advance); and

                  (ii) is a period of one month, two, three or six months (which, in the case of Term-out Advances only, does not overrun the date six months after the Tranche C Term Date (or, in any case, such other period as all the Banks may previously have agreed for the purposes of such Utilisation; and

         (d) the payment instructions comply with Clause 12.1 (Place of Payment).

5.5      Amount of each Bank's Advance

         The amount of a Bank's Advance will be the proportion of the Requested Amount which:

         (a) in the case of a Tranche A Advance, its Tranche A Commitment bears to Tranche A Total Commitments;

         (b) in the case of a Tranche B Advance, its Tranche B Commitment bears to the Tranche B Total Commitments; and

         (c) in the case of a Tranche C Advance, its Tranche Commitment bears to the Tranche C Total Commitments in each case on the date of receipt of the relevant Request.

5.6      Notification of the Banks

         The Agent shall, not later than the Prescribed Time, notify each Bank of the details of the requested Advances and the amount of its Advance.

5.7      Payment of Proceeds

         Subject to the terms of this Agreement, each Bank shall make its Advance available to the Agent for the Borrower for value on the relevant Utilisation Date.

6.       BILLS

6.1      Receipt of Requests

         A Borrower may request the acceptance of Bills under Tranche B by delivery to the Agent, not later than the Prescribed Time, a duly completed Request.

6.2      Form of Requests

         A Request will not be regarded as being duly completed unless:

         (a)      the Utilisation Date is a Business Day;

         (b) the Requested Amount is a minimum of 'L'15,000,000 and an integral multiple of 'L'5,000,000 or such other amount as the Agent and the Company may agree;

         (c)      only one Term is specified which:

                  (i)      does not overrun the Final Maturity Date; and

                  (ii) is a period of not less than 14 days nor more than 187 days; and

        (d) the payment instructions comply with Clause 12.1 (Place of Payment).

6.3      Amount of Bills to be accepted by each Bank

         The aggregate principal amount of the Bills to be accepted by a Bank will be the proportion of the Requested Amount which its Tranche B Commitment bears to the Tranche B Total Commitments on the date of receipt of the relevant Request.

6.4      Notification of the Banks

         The Agent shall, not later than the Prescribed Time, notify each Bank of the details of the requested Bills and the aggregate principal amount of the Bills to be accepted by it.

6.5      Advances as an alternative

(a) If any Bank is not willing to accept any Bills, then it may, not later than the Prescribed Time, notify the Agent accordingly and the Agent shall promptly thereafter notify the Company.

(b) If a Bank notifies the Agent in accordance with paragraph (a) above, then, subject to the terms of this Agreement, the Bank shall instead make a Tranche B Advance in accordance with Clause 5 (Advances) in Sterling on the relevant Utilisation Date in a principal amount equal to the aggregate principal amount of the Bills which it would otherwise have been obliged to accept pursuant to this Clause 6 (Bills) and for a Term equal to the Term of those Bills.

6.6      Acceptance of Bills

(a) The Agent shall, not later than the Prescribed Time, deliver Bills to each Bank which is to accept Bills completed in accordance with Clause
         7.1 (Holding and completion of Bills).

(b)      Each Bank shall accept the Bills so delivered to it.

(c) The Agent shall, not later than the Prescribed Time, notify the Borrower and each Bank of the applicable EBDR.

(d) Subject to the terms of this Agreement, each Bank shall pay to the Agent for the Borrower an amount equal to:

         (i) the amount which the Bank would have received as the proceeds of discounting if it had discounted the Bills accepted by it at the applicable EBDR; less

         (ii) acceptance commission calculated at the Acceptance Commission Rate on the aggregate principal amount of those Bills.

7.       BILLS PROCEDURE

7.1      Holding and completion of Bills

(a) Subject to sub-clause 7.1(c) below, the Borrower shall ensure that the Agent receives, by no later than the Prescribed Time, Bills which shall:

         (i) be drawn by the Borrower in its own favour and endorsed by it in blank;

         (ii)     be undated;

         (iii) have the Maturity Date, the drawee and the face amount left blank; and

         (iv) be claused as specified in the Request (which must be in a manner which complies with the Bank of England's requirements for Eligible Bills at that time).

(b)      Subject to the terms of this Agreement, the Agent shall:

         (i)      date each Bill with its Utilisation Date;

         (ii) insert in each Bill the name of the Bank on which it is drawn, its face amount and its Maturity Date; and

         (iii) deliver the requisite number of completed Bills to the Banks for acceptance in accordance with this Agreement.

(c) Each Borrower hereby appoints the Agent as its attorney to draw, endorse and deliver Bills complying with the requirements of sub-clause 7.1(a) and (b) on behalf of such Borrower to implement the relevant drawing in satisfaction of that Borrower's obligations thereunder.

7.2      Rounding of principal amount of Bills

         The Agent may round the principal amount of the relevant Bills to be accepted by each Bank to ensure that each Bill has a principal amount of not more than 'L'5,000,000.

7.3      Discounting of Bills

         Each Bank may arrange for a Bill accepted by it to be discounted on its behalf in the London discount market or elsewhere or discount the Bill itself.

7.4      Information relating to Bills

         Each Borrower shall, promptly on request by a Finance Party through the Agent, supply to the Agent for that Finance Party any information relating to any Bill (including the underlying trade transaction for that Bill) as that Finance Party may reasonably require or which may be required by the Bank of England or any other fiscal or monetary authority in the U.K.

7.5      Eligible Bills

         A Borrower shall ensure that each Bill drawn by it and accepted by a Bank is, assuming that the relevant Bank is a bank whose acceptances are then being treated as eligible acceptances by the Bank of England, eligible for rediscounting at the Bank of England.

7.6      Indemnity

         The Agent shall indemnify each Borrower and hold it harmless against all or any proceedings, action, claims and demands which may be brought or made against the Borrower and all losses, costs, charges, damages and expenses ("Losses") the Borrower may incur or sustain or for which the Borrower may become liable by reason of the completion by the Agent of the

         Bills otherwise than in accordance with instructions given under the Request or by reason of the theft, loss, misappropriation or conversion of the Bills whilst in the Agent's possession provided that this indemnity shall only apply to the extent that such Losses arise from the negligence or wilful misconduct of the Agent.

8.       REPAYMENT

8.1      Repayment of Tranche A Advances

         The Borrowers shall repay the Tranche A Advances in full by five instalments. The instalments shall be paid on the dates set out in Column (1) below and in the case of the first four instalments shall have an Original Dollar Amount equal as nearly possible (rounded upwards if necessary) to the amount set opposite the date of the relevant instalment in Column (2) below. The fifth instalment shall be paid on the Final Maturity Date and shall comprise all Tranche A Advances which then remain outstanding.

                              (1)                                                 (2)
                         Repayment Date                                Original Dollar Amount of
                                                                          Repayment Instalment

        The first anniversary of the date of this                            U.S.$20,000,000
        Agreement.

        The second anniversary of the date of this                           U.S.$30,000,000
        Agreement.

        The third anniversary of the date of this                            U.S.$40,000,000
        Agreement.

        The fourth anniversary of the date of this                           U.S.$60,000,000
        Agreement.

        The Final Maturity Date.                             The balance of the Tranche A Advances then
                                                             outstanding.

8.2      Repayment of Tranche B Advances

         Each Borrower shall repay each Tranche B Advance made to it in full on its Maturity Date to the Agent for the relevant Bank but since Tranche B is available on a revolving basis amounts repaid may be reborrowed or redrawn subject to the terms of this Agreement. No Tranche B Advance may be outstanding after the Final Maturity Date.

8.3      Repayment of Tranche C Advances

(a) Each Borrower shall repay each Tranche C Advance made to it in full on its Maturity Date to the Agent for the relevant Bank but since Tranche C is available on a revolving basis amounts repaid may be reborrowed subject to the terms of this Agreement. Subject to paragraph (b) below, no Tranche C Advance may be outstanding after the Tranche C Term Date.

(b) At any time and from time to time prior to the Tranche C Term Date, any Borrower may, by delivery of a duly completed Request to the Agent under Clause 5 (Advances) (who shall send a copy of the same to the Banks), elect to draw one or more Advances (each a "Term-out Advance") under Tranche C with a Maturity Date after the Tranche C Term Date.

         No Term-out Advance, once repaid or prepaid, may be reborrowed (other than under Clause 10.6) (Optional Currency).

(c) No Tranche C Advance, other than a Term-out Advance, may be outstanding after the Tranche C Term Date. No Term-out Advance may be outstanding after the date falling six months after the Tranche C Term Date.

8.4      Payment of Bills

         Each Borrower shall pay an amount equal to the principal amount of each Bill drawn by it on its Maturity Date to the Agent for the relevant Bank but since Tranche B is available on a revolving basis amounts paid may be redrawn or reborrowed subject to the terms of this Agreement. No Bill may be outstanding after the Final Maturity Date.

9.       PREPAYMENT AND CANCELLATION

9.1      Automatic Cancellation of the Tranche A Total Commitments

         The Tranche A Commitment of each Bank shall be automatically cancelled at close of business in London on the last day of the Tranche A Commitment Period or, if earlier, when fully drawn.

9.2      Automatic Cancellation of the Tranche B Total Commitments

         The Tranche B Commitment of each Bank shall be automatically cancelled at the close of business in London on the Final Maturity Date.

9.3      Automatic Cancellation of the Tranche C Total Commitments

         Without prejudice to the Term-Out Advances then outstanding, the Tranche C Commitment of each Bank shall be automatically cancelled at the close of business in London on the last day of the Tranche C Term Date.

9.4      Voluntary Cancellation

         The Company may, by giving not less than 5 Business Day's prior notice to the Agent, cancel the unutilised portion of the Tranche A Total Commitments, Tranche B Total Commitments and/or Tranche C Total Commitments in whole or in part (but, if in part, in an aggregate minimum amount of U.S.$25,000,000 and an integral multiple of U.S.$5,000,000). Any cancellation shall be applied against Tranche A, Tranche B and/or Tranche C in such proportions as the Company may designate in the notice of cancellation. Any cancellation in part shall be applied against the relevant Commitment of each Bank pro rata in relation to the Tranche concerned.

9.5      Voluntary prepayment of Advances

(a) Any Borrower may, by giving not less than five Business Days' prior notice to the Agent, prepay without premium or penalty (but subject to payment of any amounts payable under Clause 25.2(c)) the whole or any part of the Tranche A Advances or the Tranche B Advances or the Tranche C Advances (but if in part in a minimum Original Dollar Amount of U.S.$25,000,000 or, if more, integral multiples in an Original Dollar Amount of U.S.$5,000,000).










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                                       26


(b)      Any prepayment of Advances will:

         (i) be applied pro rata to all the Tranche A Advances, Tranche B Advances or, as the case may be, Tranche C Advances made by the Banks; and

         (ii) (in the case of a prepayment of Tranche A Advances) be applied pro rata in reduction of the repayment instalments specified in Clause 8.1(a) (Repayment of Tranche A Advances).

9.6      Mandatory prepayment on change of control

         If at any time any single person or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers), acquires control (as defined in Section 416 of the Income and Corporation Taxes Act 1988) after the date of this Agreement of the Company (a "Control Event") then the Agent shall, if instructed to do so by the Majority Banks, by notice to the Company:

         (a) call for prepayment of all Utilisations on a date which is the earlier of (1) the date 30 days after the date on which the Company notifies the Agent of the Control Event or (2) the date which is 45 days after the day on which the Control Event occurred (the "Prepayment Date") and the Borrowers shall on the Prepayment Date (i) prepay all Advances in full together with all other amounts payable by any of them under this Agreement and (ii) immediately perform their obligations under Clause 8.4 (Payment of Bills); and/or

         (b) cancel the Total Commitments in full, with effect on the Prepayment Date.

9.7      Mandatory Prepayment by Additional Borrowers

         If any Additional Borrower ceases to be a Subsidiary of the Company it shall forthwith prepay all Advances made to it together with all amounts payable by it under this Agreement, immediately perform its obligations under Clause 8.4 (Payment of Bills) and thereupon cease to be a Borrower.

9.8      Removal of Borrowers

         Any Additional Borrower in respect of which no Advance or Bill is outstanding hereunder (including any other amounts outstanding in relation thereto) may, at the request of the Company cease to be a Borrower hereunder by entering into a supplemental agreement to this Agreement in such form as the Agent may reasonably require which shall discharge that Borrower's obligations hereunder.

9.9      Right of prepayment and cancellation

         If any Borrower is required to pay or is notified by any Bank in writing that it will be required to pay any amount to a Bank under Clause 13 (Taxes) or Clause 15 (Increased Costs), or if circumstances exist such that a Borrower will be required to pay any amount to a Bank under Clause 13 (Taxes), the Company may, whilst the circumstances giving rise or which will give rise to the requirement continue, serve a notice of prepayment and cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the
         Notice:










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                                       27


         (a) each Borrower shall prepay any Advances made to it by that Bank together with all other amounts payable by it to that Bank under this Agreement;

         (b) each Borrower shall immediately perform its obligations under Clause 8.4 (Payment of Bills) in respect of all outstanding Bills accepted by that Bank; and

         (c) the Bank's Tranche A Commitment, Tranche B Commitment and Tranche C Commitment shall be cancelled on the date of service of the notice.

9.10     Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and any other amounts due under this Agreement in respect of that prepayment.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount repaid under Clause 8.1 (Repayment of Tranche A Advances) or prepaid under Clause 9.5 (Voluntary Prepayment of Advances) or Clause
         9.9 (Right of prepayment and cancellation) may subsequently be re-borrowed. Subject to the terms of this Agreement, any amount prepaid in respect of Tranche B or Tranche C (other than Term-out Advances) under Clause 9.7 (Mandatory Prepayment by Additional Borrowers) may be reborrowed by other Borrowers. No amount of the Tranche A Total Commitments, Tranche B Total Commitments or Tranche C Total Commitments cancelled under this Agreement may subsequently be reinstated.

9.11     Discounted amount

         If under this Agreement any Borrower is required, in relation to any Bill, to comply with its obligations under Clause 8.4 (Payment of Bills) before the Maturity Date of that Bill by reason of Clause 16.1 (Illegality), then the amount (the "Discounted Amount") payable by that Borrower will be such amount (calculated by the Agent) as would be necessary to ensure that the relevant Bank would receive, on the Maturity Date of that Bill, the face amount of the Bill assuming that the amount received were deposited on the Business Day of receipt of that amount by 12 noon from (and including) that date up to (but excluding) the original Maturity Date accruing interest at the rate at which that Bank bids for Sterling deposits for that period from prime banks in the London interbank market at or about 10.00 a.m. on the date of receipt.

10.      INTEREST

10.1     Selection of Interest Periods for Tranche A Advances and Term-out
         Advances

         The life of each Tranche A Advance or Term-out Advance will be divided into successive periods (each an "Interest Period") for the calculation of interest. The first Interest Period will be the period selected in the Request for that Tranche A Advance or Term-out Advance (as applicable) and each subsequent Interest Period will be the period selected by the Borrower by notice to the Agent received not later than the Prescribed Time (being one, two, three or six months or in any case such other period as the Borrower and all the Banks may agree from time to time) except that:

         (a) if no such selection notice is received by the Prescribed Time the Interest Period concerned will be three months; and

         (b) Interest Periods in respect of Advances in an Original Dollar Amount not less than the amount of each repayment instalment specified in Clause 8.1 (Repayment of the Tranche A Advances) must end on the date for the payment of each such repayment instalment.

10.2     Interest rate for all Advances

         The rate of interest on each Tranche A Advance or Term-out Advance for each applicable Interest Period and each Tranche B Advance or Tranche C Advance for its Term is the rate per annum determined by the Agent to be the aggregate of:

         (a)      the Margin;

         (b)      LIBOR; and

         (c)      the Mandatory Cost.

10.3     Due dates

         Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower:

         (a) in the case of a Tranche A Advance or Term-out Advance, on the last day of each Interest Period applicable to that Advance; and

         (b) in the case of a Tranche B Advance or a Tranche C Advance, on its Maturity Date,

         and also, in the case of any Advance with an Interest Period or a Term longer than six months, at six monthly intervals after its Utilisation Date for so long as the Interest Period or Term is outstanding.

10.4     Default interest

(a) If a Borrower fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, both before and after judgment, at a rate (the "default rate") determined by the Agent to be one per cent per annum above the higher of:

         (i) the rate on the overdue amount under Clause 10.2 (Interest rate for all Advances) immediately before the due date (if of principal); and

         (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Tranche B Advance in the currency of the overdue amount for such successive Interest Periods or Terms of such duration as the Agent may determine (each a "Designated Term").










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                                       29


(b) The default rate will be determined on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c) If the Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it selects after consultation with the Reference Banks.

(d)      Default interest will be compounded at the end of each Designated Term.

10.5     Change of currency

(a) If a Tranche A Advance or a Term-out Advance is to be continued during its next Interest Period in a different currency (the "new currency") from that in which it is currently denominated, the Tranche A Advance or Term-out Advance shall be repaid by the relevant Borrower in full at the end of its current Interest Period in the currency in which it is then denominated and, subject to the terms of this Agreement, shall be forthwith re-advanced by the Banks in the new currency.

(b) If the new currency is Dollars, the amount of each Bank's participation in that Tranche A Advance or Term-out Advance will be its participation in the Original Dollar Amount of that Tranche A Advance or Term-out Advance for that Interest Period.

(c) If the new currency is an Optional Currency, the amount of each Bank's participation in that Tranche A Advance or Term-out Advance will be determined by converting into the new currency its participation in the Original Dollar Amount of that Tranche A Advance or Term-out Advance on the basis of the Agent's Spot Rate of Exchange three Business Days before the commencement of that Interest Period.

10.6     Same Optional Currency

(a) If a Tranche A Advance or Term-out Advance is to be continued during its next Interest Period in the same Optional Currency as that in which it is denominated during its current Interest Period, there shall be calculated the difference between the amount of the Tranche A Advance or Term-out Advance (in that Optional Currency) for the current Interest Period and for the next Interest Period. The amount of the Tranche A Advance or Term-out Advance for the next Interest Period will be determined by notionally converting into that Optional Currency the Original Dollar Amount of the Tranche A Advance or Term-out Advance on the basis of the Agent's Spot Rate of Exchange three Business Days before the commencement of that Interest Period.

(b) At the end of the current Interest Period (but subject always to paragraph (c) below):

         (i) if the amount of the Tranche A Advance or Term-out Advance for the next Interest Period is less than for the preceding Interest Period, the relevant Borrower shall repay the difference; or

         (ii) if the amount of the Tranche A Advance or Term-out Advance for the next Interest Period is greater, each Bank shall forthwith make available to the Agent for the relevant Borrower its participation in the difference.

(c) If the Agent's Spot Rate of Exchange for the next Interest Period shows an appreciation or depreciation of the Optional Currency against Dollars of less than five per cent. when compared with the Original Exchange Rate, no amounts are payable in respect of the difference. In this Clause 10.6 and in Clause 10.7 (Prepayments and repayments) "Original Exchange Rate" means the Agent's Spot Rate of Exchange used for determining the amount of the Optional Currency for the Interest Period which is the later of the following:

         (i) the Interest Period during which the Tranche A Advance or Term-out Advance was first denominated in that Optional Currency if the Tranche A Advance or Term-out Advance has since then remained denominated in that Optional Currency; and

         (ii) the most recent Interest Period immediately prior to which a difference was required to be paid under this Clause 10.6.

10.7     Prepayments and repayments

         If a Tranche A Advance or Term-out Advance is to be repaid or prepaid by reference to an Original Dollar Amount, the Optional Currency amount to be repaid or prepaid shall be determined by reference to the Agent's Spot Rate of Exchange last used for determining the Optional Currency amount of that Tranche A Advance or Term-out Advance under this Clause 10 or, if applicable, the Original Exchange Rate.

10.8     Notification of rates of interest

         The Agent will promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

11.      OPTIONAL CURRENCIES

11.1     Change of Currency

         If, before 9.00 a.m. on the Rate Fixing Date of an Advance to be denominated in an Optional Currency other than Sterling, the Agent receives notice from a Bank that:

         (a) it is unable to fund the Advance in that Optional Currency by reason of any circumstance affecting the London interbank market generally; or

         (b) the advance by the Bank of the proposed Optional Currency might contravene any law or regulation applicable to that Bank,

         then:

         (i) the Agent shall promptly and in any event before 9.30am on that day notify the relevant Borrower;

         (ii) unless the Agent receives notice from the Borrower by 10.00a.m. on that day, the Advance shall not be made;

         (iii) if the Agent receives a notice under sub-paragraph (ii) above, the Advance will be denominated instead in U.S. Dollars in an amount equal to its Original Dollar Amount; and

         (iv) the Borrower shall forthwith on demand indemnify the Bank concerned against any broken funding loss or liability incurred by it as a consequence of the occurrence of any such event and the operation of this Clause 11.1.

11.2   Notification of rates and amounts

       The Agent shall notify each relevant Party of any applicable Agent's Spot Rate of Exchange or Original Dollar Amount promptly after it is ascertained.

12.    PAYMENTS

12.1   Place of Payment

       All payments by a Borrower or a Bank under this Agreement shall be made to the Agent to its account at such office or bank in the principal financial centre of the country of the currency concerned as it may notify to the Borrower or Bank for this purpose.

12.2   Funds

       Payments under this Agreement to the Agent shall be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

12.3   Distribution

(a) Each payment received by the Agent under this Agreement for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such bank in the principal financial centre of the country of the relevant currency as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b) The Agent may apply any amount received by it for a Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from a Borrower under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid under this Agreement to the Agent for the account of another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand refund the corresponding amount to the Agent together with interest on that amount from the date of payment to the date of receipt, calculated at a rate reasonably determined by the Agent to reflect its cost of funds.

12.4   Currency

(a) A repayment or prepayment of a Utilisation is payable in the currency in which the Advance is denominated.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Dollars.

12.5   Set-off and counterclaim

       All payments made by a Borrower under this Agreement shall be made without set-off or counterclaim.

12.6   Non-Business Days

(a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on the principal at the rate payable on the original due date.

12.7   Partial payments

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by a Borrower under this Agreement, the Agent shall apply that payment towards the obligations of the Borrower under this Agreement in the following order:

       (i) first, in or towards payment pro rata of any unpaid costs, fees and expenses of the Agent under this Agreement;

       (ii) secondly, in or towards payment pro rata of any accrued fees due but unpaid under Clause 22 (Fees);

       (iii) thirdly, in or towards payment pro rata of any interest due but unpaid under this Agreement;

       (iv) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

       (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (v) above.

(c) Paragraphs (a) and (b) above shall override any appropriation made by any Obligor.

13.    TAXES

13.1   Gross-up

(a) All payments by an Obligor under the Finance Documents shall be made free and clear of and without deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. Subject to paragraph (b) below, if any tax or amounts in respect of tax must be deducted from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Finance Party, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant

       Finance Party receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

(b) A Borrower is not obliged to pay any additional amount pursuant to paragraph (a) above in respect of any deduction which would not have been required if the relevant Finance Party had completed a declaration, claim or exemption or other form which it is able to complete.

13.2   Tax receipts

       All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by the relevant Obligor when due and the Obligor concerned shall, within 15 days of the payment being made, deliver to the Agent for the relevant Bank evidence satisfactory to that Bank (including all relevant tax receipts received by it) that the payment has been duly remitted to the appropriate authority.

13.3   Qualifying Bank

       If:

       (a)  at the date of this Agreement any Bank is not a Qualifying Bank;
            or

       (b) a Bank ceases to be a Qualifying Bank other than as a direct result of the introduction of, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or official application of, any law or regulation having the force of law or any published practice or published concession of the UK Inland Revenue or any other relevant taxing or fiscal authority in any jurisdiction with which the relevant Bank has a connection, occurring after the date of this Agreement; or

       (c) on the date of any novation under Clause 28 (Changes to the Parties) a New Bank (as such term is defined in that Clause) is not a Qualifying Bank,

       then no Obligor shall be liable to pay to that Bank under Clause 13.1 (Gross-up) any amount in respect of taxes levied or imposed by the UK or any taxing authority of or in the UK in excess of the amount it would have been obliged to pay if that Bank had been a Qualifying Bank.

13.4   U.S. Taxes

(a) No U.S. Borrower shall be required to pay any additional amount pursuant to Clause 13.1 (Gross-up) in respect of United States taxes (including, without limitation, federal, state, local or other income taxes), branch profits or franchise taxes with respect to a sum payable by it pursuant to this Agreement to a Bank if:

       (i) on the date such Bank becomes a Party to this Agreement or has designated a new Facility Office either:

            (1)  in the case of a Bank which is not a United States person
                 (as such term is defined in Section 7701(a)(30) of the Code), such Bank is not entitled to submit a Form 1001 or Form W-8 (relating to such Bank and claiming a complete exemption from withholding on interest payable pursuant to this Agreement) (or successor forms including a Form W-8BEN) or a Form 4224 (or successor forms including a Form W-8EC1) with respect to interest payable pursuant to this Agreement; or

            (2) such Bank is subject to such tax by reason of any connection between the jurisdiction imposing such tax and the Bank or its Facility Office other than a connection arising solely from this Agreement or any transaction contemplated hereby; or

       (ii) such Bank has (unless the relevant U.S. Borrower failed to make a request referred to in paragraph (b) or (c) below) failed to submit any form, certificate or other information with respect to such sum payable that it was required to file pursuant to paragraph (b) or (c) below and is entitled to file under applicable law.

(b) If a Bank is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) it shall (if and to the extent that it is entitled to do so under applicable law) submit, as soon as reasonably practicable, (i) after it has become a Party to this Agreement or (ii) designated a new Facility Office or, (iii) as the case may be, after there is any U.S. Borrower, and before any payment is made under this Agreement after an event described in (i), (ii) or (iii) of this paragraph (b) has occurred, in duplicate to each U.S. Borrower duly completed and signed copies of either Form 1001 (or successor form including a Form W-8BEN) of the United States Internal Revenue Service (relating to such Bank and claiming complete exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by such Bank, including fees, pursuant to this Agreement in connection with any borrowing by such U.S. Borrower) as a result of a tax treaty concluded with the United States or Form 4224 (or successor form including a Form W-8EC1)of the United States Internal Revenue Service (relating to all amounts (to which such withholding would otherwise apply) to be received by such Bank, including fees, pursuant to this Agreement in connection with any borrowing by such U.S. Borrower). Thereafter and from time to time upon the reasonable request of a U.S. Borrower, such Bank shall (if and to the extent that it is entitled to do so under applicable law) submit to such U.S. Borrower such additional duly completed and signed copies of one or the other such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxation authorities) or any additional information, in each case as may be required under then current United States law or regulations to claim the inapplicability of or exemption from United States withholding taxes on payments in respect of all amounts (to which such withholding would otherwise apply) to be received by such Bank, including fees, pursuant to this Agreement in connection with any borrowing by such U.S. Borrower.

(c) If a Bank is a United States person (as such term is defined in Section 7701(a)(30) of the Code) it shall, as soon as practicable after it has become a Party to this Agreement or designated a new Facility Office or, as the case may be, after there is any U.S. Borrower, and thereafter upon the reasonable request of a U.S. Borrower, submit in duplicate to such U.S. Borrower a certificate to the effect that it is such a United States person and shall (if and to the extent that it is entitled to do so under applicable law) upon the reasonable request of a U.S. Borrower submit any additional information that may be necessary to avoid United States withholding taxes on all payments, including fees, (to which such withholding would otherwise apply) to be received pursuant to this Agreement in connection with any borrowing by such U.S. Borrower.

13.5   Collecting Agents Rules

       Each Bank represents to the Agent that, in the case of a Bank which is a Bank, on the date of this Agreement and, in the case of a Bank which becomes a Bank after the date of this Agreement, on the date it becomes a Bank, in relation to the Facilities, it is:

       (a) either:

           (i) not resident in the United Kingdom for United Kingdom tax purposes; or

           (ii) a bank as defined in section 840A of the Income and Corporation Taxes Act 1988 and resident in the United Kingdom; and

       (b) beneficially entitled to the principal and interest payable by the Agent to it under this Agreement,

       (or, if it is not able to make those representations, will ensure that it assigns, transfers or novates its rights in respect of each Advance then made (or, if made later, when made) to an entity in respect of which both representations are correct) and, if it is able to make those representations on the date of this Agreement or the date it becomes a Bank, shall forthwith notify the Agent if either representation ceases to be correct.

13.6   Tax Credit

(a) If an Obligor makes a payment pursuant to Clause 13.1 (Gross-up) for the account of any Finance Party and such Finance Party has received or been granted a credit against, or relief or remission or repayment of, any tax paid or payable by it (a "Tax Credit") which is attributable to that payment or the corresponding payment under the Finance Document such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Obligor concerned such amount as the Finance Party shall have reasonably determined to be attributable to such payments and which will leave the Finance Party (after such payment) in no better or worse position than it would have been if the Obligor concerned had not been required to make any deduction or withholding.

(b) Nothing in this Clause 13.4 shall interfere with the right of a Finance Party to arrange its tax affairs in whatever manner it thinks fit and without limiting the foregoing no Finance Party shall be under any obligation to claim a Tax Credit or to claim a Tax Credit in priority to any other claims, relief, credit or deduction available to it. No Finance Party shall be obliged to disclose any information relating to its tax affairs or any computations in respect thereof.

14.    MARKET DISRUPTION

14.1   Market disturbance

       Notwithstanding anything to the contrary herein contained, if and each time that prior to or on a Utilisation Date relative to an Advance to be made (or the first day of any Interest Period in the case of an outstanding Tranche A Advance or Term-out Advance) or Bill to be drawn hereunder:

       (a) in the case of Advances, it is not possible to determine LIBOR in accordance with paragraph (i) of the definition of LIBOR and only one or no Reference Bank supplies a rate for the purposes of determining LIBOR in accordance with paragraph (ii) of such definition or the Agent is notified by the Majority Banks that by reason of circumstances affecting the London interbank market generally, adequate and fair means do not exist for ascertaining the LIBOR applicable to such Advance during its Interest Period or Term or LIBOR does not adequately represent the cost of funding to the Banks; or

       (b) in the case of Bills, the Agent shall have been notified by the Majority Banks that the Bills do not comply with the then current Bank of England regulations for Sterling bankers' acceptances or that, by reason of circumstances affecting the London discount market generally, adequate and fair means do not exist for ascertaining the EBDR applicable to such Bill, the Agent shall promptly give written notice of such notification to the Company and to each of the Banks.

14.2   Alternative Rates

       If the Agent gives a notice under Clause 14.1 (Market Disturbance):

       (a) the Company and the Banks may (through the Agent) agree that (except in the case of any Interest Period for a Tranche A Advance or a Term-out Advance other than the first) the Advances or Bills concerned shall not be borrowed or accepted; and

       (b) during the period of 21 days after the giving of any notice by the Agent pursuant to Clause 14.1 (Market disturbance), the Agent (in consultation with the Banks) shall at the Company's request negotiate with the Company in good faith with a view to ascertaining whether a substitute basis (a "Substitute Basis") may be agreed for the making of further Utilisations and/or the maintaining of any existing Utilisations. If a Substitute Basis is agreed by all the Banks and the Company it shall apply in accordance with its terms from the Utilisation Date of each Utilisation which is drawndown thereafter. The Agent shall not agree any Substitute Basis on behalf of any Bank without any prior consent of that Bank and such Substitute Basis shall be reviewed by the Agent (acting on the instructions of the Banks) on a monthly basis; and

       (c)  in the absence of an agreement under (a) above or a Substitute
            Basis:

            (i) if Clause 14.1(b) applies, the Banks which were to accept Bills will make Tranche B Advances in Sterling to the Borrower concerned in their place in an amount equal to the amount of the Bills to be accepted;

            (ii) the Interest Period or Term of the Advances concerned (which includes any Advance made as a result of the operation of sub-clause 14.2(c)(i) above) shall be one month; and

            (iii) during the Interest Period or Term of each Advance the rate of interest applicable to such Advance shall be the applicable Margin plus applicable Mandatory Costs plus the rate per annum notified by each Bank concerned to the Agent before the last day of such Interest Period or Term to be that which expresses as a percentage rate per annum the cost to such Bank of funding such Advances from whatever sources it may reasonably select.

15.    INCREASED COSTS

15.1   Increased costs

(a) Subject to Clause 15.2 (Exceptions), the Company shall within 5 Business Days of demand by a Finance Party pay that Finance Party the amount of any increased cost incurred by it as a








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                                       37



       result of any change in or introduction of any law or regulation (including any relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)    In this Agreement "increased cost" means:

       (i) an additional cost incurred by a Finance Party or any of its holding companies as a result of it performing, maintaining or funding its obligations under, this Agreement; or

       (ii) that portion of an additional cost incurred by a Finance Party or any of its holding companies in making, funding or maintaining all or any advances comprised in a class of advances formed by or including the Advances made or to be made by it under this Agreement as is attributable to it making, funding or maintaining its Advances; or

       (iii) a reduction in any amount payable to a Finance Party or the effective return to a Finance Party under this Agreement or on its capital (or the capital of any of its holding companies); or

       (iv) the amount of any payment made by a Finance Party, or the amount of interest or other return foregone by a Finance Party, calculated by reference to any amount received or receivable by a Finance Party from any other Party under this Agreement.

15.2   Exceptions

       Clause 15.1 (Increased costs) does not apply to any increased cost:

       (a)  compensated for by the payment of the Mandatory Cost;

       (b) attributable to any tax or amounts in respect of tax which must be deducted from any amounts payable or paid by a Borrower or paid or payable by the Agent to a Bank under the Finance Documents;

       (c) which is, or is attributable to, any tax on the overall net income, profits or gains of a Bank or any of its holding companies (or the overall net income, profits or gains of a division or branch of the Bank or any of its holding companies);

       (d) arising directly out of the implementation by the applicable authorities having jurisdiction over such Bank and/or its Facility Office of the matters set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1988 and entitled "International Convergence of Capital Measurement and Capital Standards", or the directives of the European Council (as amended or supplemented prior to the date of this Agreement) of 17th April, 1989 on the own funds of credit institutions (89/229/EEC) and of 18th December, 1989 on the solvency ratio for credit institutions (89/647/EEC), in each case to the extent and according to the timetable provided for therein.








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                                       38



16.    ILLEGALITY AND MITIGATION

16.1   Illegality

       If it becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain any Advance or Bill, then the Bank may notify the Company through the Agent accordingly and thereupon:

       (a) each Borrower shall, to the extent required and within the period allowed or if no period is allowed, forthwith, repay any Advances made to it by that Bank together with all other amounts payable by it to that Bank under this Agreement;

       (b) each Borrower shall, to the extent required and within the period allowed or if no period is allowed, forthwith, perform its obligations under Clause 8.3 (Payment of Bills) in respect of all outstanding Bills accepted by that Bank; and

       (c) the Bank's Tranche A Commitment, Tranche B Commitment and Tranche C Commitment shall be cancelled.

16.2   Mitigation

       Notwithstanding the provisions of Clauses 13 (Taxes), 15 (Increased Costs) and 16.1 (Illegality), if in relation to a Bank or (as the case may be) the Agent circumstances arise which would result in:

       (a) any deduction, withholding or payment of the nature referred to in Clause 13 (Taxes); or

       (b) any increased cost of the nature referred to in Clause 15 (Increased Costs); or

       (c)  a notification pursuant to Clause 16.1 (Illegality),

       then without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the Agent, such Bank shall promptly upon becoming aware of the same notify the Agent thereof (whereupon the Agent shall promptly notify the Company) and such Bank shall use reasonable endeavours to transfer its participation in the Facility and its rights hereunder and under the Finance Documents to another financial institution or Facility Office not affected by the circumstances having the results set out in (a), (b) or (c) above and shall otherwise take such reasonable steps as may be open to it to mitigate the effects of such circumstances provided that such Bank shall not be under any obligation to take any such action if, in its bona fide written opinion, to do so would or would be likely to have a material adverse effect upon its business, operation or financial condition or would involve it in any unlawful activity or any activity that is contrary to any request, guidance or directive of any competent authority (whether or not having the force of law) or (unless indemnified to its satisfaction) would involve it in any expense or tax disadvantage.

17.    GUARANTEE

17.1   Guarantee

       Each Guarantor irrevocably and unconditionally:








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                                       39



       (a) as principal obligor and notwithstanding the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditors of any member of the Group, guarantees to each Finance Party prompt performance by each Borrower of all its obligations under the Finance Documents;

       (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, such Guarantor shall forthwith on demand by the Agent pay that amount as if such Guarantor instead of the relevant Borrower were expressed to be the principal obligor; and

       (c) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by that Guarantor is or becomes unenforceable, invalid or illegal.

17.2   Continuing guarantee

       This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3   Reinstatement

(a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantors under this Clause 17 shall continue as if the discharge or arrangement had not occurred (but only to the extent that such payment, security or other disposition is avoided or restored).

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

17.4   Waiver of defences

       The obligations of the Guarantors under this Clause 17 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

       (a) any time or waiver granted to, or composition with, any Obligor or other person;

       (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

       (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

       (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 shall include each variation or replacement;

       (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that each Guarantor's obligations under this Clause 17 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; and

       (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of each Guarantor's obligations under this Clause 17 shall be construed as if there were no such circumstance.

17.5   Immediate recourse

       Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17.

17.6   Appropriations

(a) Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

       (i) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

       (ii) hold in a suspense account any moneys received from a Guarantor or on account of that Guarantor's liability under this Clause 17.

       (b)  If:

            (i) the amount of any moneys in the suspense account referred to in sub-paragraph (a)(ii) equals or exceeds the maximum amount which may be or become payable under the Finance Documents; and

            (ii) the relevant Finance Party is satisfied that payment of the moneys in discharge of all amounts which are or may be outstanding under the Finance Documents will not be subsequently clawed-back, avoided or restored,

            then each Finance Party (or its trustee or agent on its behalf) shall apply those moneys in discharge of all amounts outstanding under the Finance Documents.

17.7   Non-competition

       Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been paid in full, no Guarantor shall, after a claim has been made or by virtue of any payment or performance by it under this Clause 17:

       (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of any Guarantor's liability under this Clause 17;

       (b) claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

       (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower.

       Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 17.7.

17.8   Additional security

       This guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Finance Party.

17.9   Limitation on guarantee of U.S. Guarantors

       Notwithstanding any other provision of this Clause 17, the obligations of each Guarantor incorporated in the United States (a "U.S. Guarantor") under this Clause 17 shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such U.S. Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such U.S. Guarantor in respect of intercompany indebtedness to the Borrowers or Affiliates of the Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such U.S. Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such U.S. Guarantor pursuant to (a) applicable law or (b) any agreement providing for an equitable allocation among such U.S. Guarantor and other Affiliates of the Borrowers of obligations arising under guarantees by such parties.

17.10  Release of Guarantee

(a) The Company may from time to time deliver a request to the Agent for a Guarantor (other than the Company) to be released as a Guarantor.

(b) Each request under paragraph (a) above shall be accompanied by a certificate addressed to the Finance Parties from a director of the
       Company:

       (i) certifying that no Default is subsisting or would result from the proposed release;

       (ii) setting out in reasonable detail calculations demonstrating that the Company will continue to be in compliance with Clause 19.11 (Subsidiary Borrowings) after the release of the Guarantor.

(c) As soon as reasonably practicable following receipt of a certificate complying with paragraph (b) above the Agent shall, if it has not received notice of any Default that is subsisting, execute on behalf of the Finance Parties such documents as are required to effect the release of the relevant Guarantor.

(d) The Guarantor concerned shall cease to be a Guarantor on the date the release document referred to in paragraph (c) above is executed by the Agent.

18.    REPRESENTATIONS AND WARRANTIES

18.1   Representations and warranties

(a) Each Obligor makes the representations and warranties set out in this Clause 18 (Representations and Warranties) to each Finance Party (but in the case of an Obligor other than the Company only in respect of themselves).

(b) The representations and warranties set out in this Clause 18 (Representations and Warranties) which relate to Bidco shall not apply to Bidco after completion of the Merger.

18.2   Status

(a) It is a limited liability company and Bidco is a corporation, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation; and

(b) each member of the Group has the power to own its assets and carry on its business as it is being conducted.

18.3   Powers and authority

       It and Bidco has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

18.4   Legal validity

       Each Transaction Document to which it or Bidco is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligations enforceable in accordance with its terms subject, as to matters of law, to the qualifications contained in the legal opinions referred to in Schedule 2.

18.5   Non-conflict

       The entry into and performance by it and Bidco of, and the transactions contemplated by, the Transaction Documents do not and will not conflict with:

       (a)  any law or regulation or judicial or official order; or








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                                       43



       (b)  the constitutional documents of any member of the Group; or

       (c) any document which is binding upon any member of the Group or any asset of any member of the Group, to an extent or in a manner which would have a material adverse effect.

18.6   No default

(a)    No Event of Default is outstanding or would result from any Utilisation;
       and

(b) no other event is outstanding which constitutes (or, with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, is reasonably likely to constitute) a default under any document which is binding on any member of the Group or any asset of any member of the Group to an extent or in a manner which is reasonably likely to have a material adverse effect.

18.7   Authorisations

       All authorisations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

18.8   Accounts

(a) In the case of the Company, the audited consolidated accounts of the Group most recently delivered to the Agent (which, at the date of this Agreement, are the Original Group Accounts):

       (i) have been prepared in accordance with accounting principles and practices generally accepted in the United Kingdom consistently applied; and

       (ii) fairly represent the consolidated financial condition of the Group as at the date to which they were drawn up,

       and, excluding for this purpose only any reduction in tangible net worth or interest cover or any increased indebtedness immediately following the acquisition of the Target directly resulting from the acquisition, as at the date of this Agreement or, in the case of audited accounts delivered to the Agent after the date of this Agreement, the date such accounts are delivered to the Agent there has been no change in the consolidated financial condition of the Group since the date to which those accounts were drawn up which would be reasonably likely to have a material adverse effect.

(b) In the case of each Additional Borrower, its accounts most recently delivered to the Agent under Clause 19.2(a)(ii):

       (i) have been prepared in accordance with accounting principles and practices generally accepted in the place of its incorporation consistently applied; and

       (ii) fairly represent its financial condition as at the date to which they were drawn up.








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                                       44



18.9   Litigation

       No litigation, arbitration or administrative proceedings in relation to any member of the Group are current or, to its knowledge, pending or threatened, which is reasonably likely to have a material adverse effect.

18.10  Information Memorandum

(a) The information contained in the information memorandum referred to in Clause 19.15 (Syndication) (the "Information Memorandum") supplied by the Company or on its behalf was true in all material respects as at its date, opinions expressed in the Information Memorandum by or on behalf of any member of the Group were honestly held, all projections in the Information Memorandum were based on assumptions reasonably made, and all such opinions and assumptions were provided in good faith and after reasonable enquiry as to their accuracy.

(b) To the best of its knowledge, having made all reasonable enquiries, the Information Memorandum did not omit as at that date any material information which, if disclosed, could reasonably be expected to adversely affect the decision of a person considering whether to enter into this Agreement.

(c) Since the date of the material contained in the Information Memorandum, so far as the Company is aware after making all reasonable enquiries, nothing has occurred or come to light which renders any of the information, expressions of opinion or intention, forecasts, projections or conclusions and contained in the Information Memorandum inaccurate or misleading to a material extent.

(d) In accordance with the obligations of the Company in Clause 19.14 (Syndication), the Company shall represent, on the date five Business Days (the "relevant date") after the date on which the Arrangers notify the Company that syndication of the Facilities has closed, that (except as disclosed in writing by the Company to the Agent on or before the relevant date) the Information Memorandum remains true and accurate in all material respects and that opinions expressed in the Information Memorandum remain honestly held and that the projections therein continue to be based on assumptions reasonably made, such opinions and assumptions being provided in good faith and after reasonable enquiry as to their accuracy.

18.11  Security Interests

       No Security Interest exists over the assets of any member of the Group which would cause a breach of Clause 19.7 (Negative pledge).

18.12  Year 2000

       Any reprogramming required to permit the proper functioning, in and following the Year 2000 of (a) the Group's computer systems and (b) equipment containing embedded microchips (including, systems and equipment supplied by others or with which the Group's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed or will be completed in all material respects by 31st August, 1999 (or, in the case of Target and its Subsidiaries, by 30th September, 1999). The cost to the Group of such reprogramming and testing and of the reasonably foreseeable consequences of Year 2000 to the Group in respect of the matters referred to in the previous sentence (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a material adverse effect.








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                                       45



18.13  Environmental Matters

(a) Subject to sub-paragraph (c) below, each member of the Group has obtained all material Environmental Licences required for the carrying on of its business as currently conducted and has at all times on and from the date this representation and warranty is first made in relation to it complied in all material respects with (i) the terms and conditions of such Environmental Licences and (ii) all other applicable Environmental Laws, in each case, where failure to comply with such Environmental Licences and Environmental Laws is reasonably likely to have a material adverse effect. There are to its knowledge no circumstances currently existing which would prevent or interfere with such compliance in the future (to the extent any such failure to comply would have a material adverse effect).

(b) There is no Environmental Claim pending or to the best of its knowledge threatened, and to the best of its knowledge, having made all reasonable enquiries, there are no past or present acts, omissions, events or circumstances that would be reasonably likely to form the basis of any Environmental Claim (including, without limitation, any arising out of the generation, storage, transport, disposal or release of any Dangerous Substance), against any member of the Group which if adversely determined would have a material adverse effect.

(c) The representations and warranties in paragraphs (a) and (b) above shall not apply to the Target and its Subsidiaries during the period ending on the date three months after the date on which the Target becomes a Subsidiary of the Company.

18.14  ERISA

       Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan. Each member of the Controlled Group is in compliance with the applicable provisions of ERISA, the Code and any other applicable United States Federal or State law with respect to each Plan except where such non-fulfilment or non compliance could not reasonably be expected to have a material adverse effect. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, and no steps have been taken to reorganise or terminate any Single Employer Plan or by Obligors to effect a complete or partial withdrawal from any Multiemployer Plan except where such non compliance, Reportable Event, reorganisation, termination or withdrawal could not reasonably be expected to have a material adverse effect. No member of the Controlled Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any material amendment to any Plan, and no other event, transaction or condition has occurred which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any material, actual liability under Title I or Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, except where any such event in (a), (b) or (c) could not reasonably be expected to have a material adverse effect.

18.15  U.S. Borrowers

(a) No U.S. Borrower is an investment company under the United States Investment Company Act of 1940, as amended, or is exempt from the provisions of that Act pursuant to an exemption under that Act, all of the conditions of which have been and are being fulfilled.

(b) None of the transactions contemplated in this Agreement (including, without limitation, the borrowings hereunder and the use of the proceeds thereof) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934 (or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X).

18.16  Times for making representations and warranties

       The representations and warranties set out in this Clause 18:

       (a) (except in the case of Clause 18.10 (Information Memorandum)) in the case of the Company and the Original Guarantors, are made on the date of this Agreement;

       (b) (except in the case of Clause 18.10 (Information Memorandum)) in the case of an Obligor which becomes a Party after the date of this Agreement, will be deemed to be made by that Obligor on the date it executes a Borrower Accession Agreement or, as the case may be a Guarantor Accession Agreement (subject to any disclosures agreed in writing by the Majority Banks before such date);

       (c) (except in the case of Clause 18.10 (Information Memorandum) and, after 31st January, 2000, Clause 18.12 (Year 2000)) are deemed to be repeated by each Obligor on:

            (i)   the date of each Request;

            (ii)  the first day of each Interest Period; and

            (iii) each Utilisation Date with reference to the facts and circumstances then existing; and

       (d) (in the case of Clause 18.10 (Information Memorandum)) is made by each Obligor on the date on which the Information Memorandum is approved in writing by the Company (such approval not to be unreasonably withheld or delayed).

19.    UNDERTAKINGS

19.1   Duration

       The undertakings in this Clause 19 (Undertakings) will remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

19.2   Financial Information

       Each Borrower shall supply to the Agent in sufficient copies for all the
       Banks:

       (a) as soon as the same are available (and in any event within 180 days of the end of each of its financial years):

            (i) in the case of the Company, the audited consolidated accounts of the Group for that financial year; and

            (ii) in the case of each Borrower (other than the Company), its accounts for that financial year, which accounts shall be audited if required by applicable law;








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                                       47



       (b) in the case of the Company, as soon as the same are available (and in any event within 120 days of the end of the first half-year of each of its financial years) the unaudited consolidated accounts of the Group for that half-year;

       (c) in the case of the Company, together with the accounts specified in paragraphs (a)(i) and (b) above, a certificate signed by two of its senior officers on its behalf:

            (i) setting out in reasonable detail computations establishing compliance with Clause 19.16 (Financial covenants) as at the date to which those accounts were drawn-up;

            (ii) identifying the Principal Subsidiaries on the basis of those accounts; and

            (iii) certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it; and

       (d) in the case of the Company, together with the accounts specified in paragraph (a)(i) above, a certificate signed by its auditors:

            (i) setting out in reasonable detail compositions establishing compliance with Clause 19.16 (Financial covenants) as at the date to which those accounts were drawn up; and

            (ii) identifying the Principal Subsidiaries on the basis of those accounts.

19.3   Information - Miscellaneous

       The Company shall supply to the Agent:

       (a) all documents despatched by it to all its shareholders (or any class of them) or its creditors generally (or any class of them) at the same time as they are despatched;

       (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which would, in the opinion of the Directors of the Company be reasonably likely to be adversely, determined and, if adversely determined, have a material adverse effect; and

       (c) promptly, such further information in the possession or control of any member of the Group regarding its financial condition as any Finance Party through the Agent may reasonably request,

       in sufficient copies for all of the Banks, if the Agent so requests, provided that the Company shall be under no obligation to supply:

       (i)  its or any of its Subsidiaries management accounts;

       (ii) any information the supply of which would be contrary to its obligations under its undertaking given to the Stock Exchange in London or any other confidentiality obligation binding on the Company or any of its Subsidiaries; or

       (iii) any information which is, in the Company's reasonable opinion, unpublished price-sensitive information within the meaning of the Company Securities (Insider Dealing) Act 1985.

19.4   Notification of Default and Control Event

(a) The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of it.

(b) The Company shall notify the Agent in writing of any Control Event within 14 days after the Company becomes aware of such Control Event.

19.5   Authorisations

       Each Obligor shall promptly:

       (a)  obtain, maintain and comply with the terms of; and

       (b) at the Agent's reasonable request, supply certified copies to the Agent of,

       any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

19.6   Pari passu ranking

       Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations which from time to time are mandatorily preferred by law applying to companies generally.

19.7   Negative pledge

       No Obligor shall, and the Company shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its assets other than Permitted Security Interests.

19.8   Disposals

       No Obligor shall, and the Company shall procure that no other member of the Group will, either in a single transaction or in a series of connected transactions, and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any part of its assets where:

       (a) the transaction or series of connected transactions concerned constitute a Restricted Transaction; and

       (b) the aggregate market value of the assets to be disposed of pursuant to such Restricted Transaction exceeds 'L'30,000,000 or its equivalent in other currencies.

19.9   Acquisitions

       No Obligor shall, and the Company shall procure that no other member of the Group will, either in a single transaction or a series of connected transactions, acquire any assets where:

         (a) the transaction or series of connected transactions concerned constitute a Restricted Transaction; and

         (b) the aggregate value of the cash and non-cash consideration (as valued by the Company's auditors) payable by the Group in respect of such Restricted Transaction exceeds 'L'30,000,000 or its equivalent in other currencies.

19.10  Change of business

       Save for disposals permitted by this Agreement, the Company shall procure that no substantial change is made to the general nature of the Group's business as it is conducted on the date of this Agreement and assuming that the acquisition of the Target is completed in accordance with the Offer Documents and the Merger Agreement.

19.11  Subsidiary Borrowings

       The Company shall procure that no member of the Group which is not a Guarantor has or incurs any Borrowing other than:

         (a) any Borrowings incurred with the prior written consent of the Majority Banks; or

         (b) any Borrowings from the Company or any other member of the Group; or

         (c) any currency Borrowings subject to back to back currency deposits used for the purposes of currency hedging; or

         (d)      any Borrowings of any company which becomes a new
                  Subsidiary of the Company after the date hereof, provided that
                  (i) the amount of such Borrowings is not increased over the amount outstanding at the date it becomes a Subsidiary, and
                  (ii) all such Borrowings are repaid in full within six months of the date on which such company became a Subsidiary; or

         (e)      Borrowings of Meggitt Funding Limited pursuant to the
                  CULS, provided that all the CULS are converted into ordinary shares in Meggitt Funding Limited within 5 Business Days after the Unconditional Date; or

         (f) any other Borrowings, provided that (excluding for this purpose Borrowings permitted under sub-clauses (a) to (e) above) the maximum aggregate principal amount of such Borrowings does not exceed 'L'40,000,000 or its equivalent in other currencies.

19.12  The Offer and the Merger

(a) The Company shall not, and shall procure that Bidco and each other member of the Group will not amend, waive or vary any Offer Document or the Merger Agreement (or agree to any of the foregoing) in any respect which would:

         (i) result in the aggregate cash consideration payable by the Group in respect of the Offer and the Merger exceeding the sum of US$330,000,000 and the net proceeds applied in accordance with Clause 4.2(a)(ii);

        (ii) result in the "Minimum Condition" (as defined in the Merger Agreement) being reduced below a majority of the common stock of Target on a fully diluted basis;

       (iii) waive or dispense with any requirement for any material authorisation or regulatory waiting period pursuant to the Offer Documents or the Merger Agreement; or

        (iv) result in any amendment, waiver or variation of or to any of the conditions specified in Annex I of the Merger Agreement in a manner and to an extent which could reasonably be expected to materially and adversely affect the interests of the Finance Parties under the Finance Documents.

(b) The Company shall not, and shall procure that Bidco and no other member of the Group will, issue or allow to be issued any press release or other publicity, the text of which has not previously been agreed with the Arrangers (such agreement not to be unreasonably withheld or delayed), which makes reference to the Facilities or any Finance Party unless the publicity is required by law, any applicable regulation or any stock exchange (in which case the Company shall (i) notify the Agent and the Arrangers as soon as it becomes aware that the publicity is required and
       (ii) consult with the Arrangers in good faith as to the contents of the publicity).

(c) The Company shall, and shall ensure that Bidco and each other member of the Group will, comply in all material respects with all applicable laws and regulations in relation to the Offer and the Merger.

(d) The Company will procure that the Merger is completed in the manner contemplated in the Merger Agreement as soon as practicable after the Unconditional Date and in any event within 120 days after the Unconditional Date.

(e) The Company will procure that the Target becomes a Guarantor in accordance with Clause 28.5 within ten Business Days after the date on which the Merger is completed.

(f) The Company shall ensure that within 5 Business Days of the Unconditional Date the CULS are converted into ordinary shares in Meggitt Funding Limited and those ordinary shares are exchanged for ordinary shares in the Company, in each case in accordance with the deed poll constituting the CULS.

19.13  Insurance

       Each Obligor will, and the Company shall procure that each of its Subsidiaries will, effect insurances over and in respect of its assets and business against such risks and to such extent and in such a manner as is usual for companies carrying on such a business in the country concerned.

19.14  Syndication

       At the request of the Arrangers, the Company will assist the Arrangers in syndicating the Facilities, including (a) the preparation with the Arrangers of a confidential information memorandum and the supply of other marketing and financial materials reasonably required for use in syndication and (b) direct contact, including the hosting of one or more bank meetings, between senior management of the Company on the one hand and potential Banks and prospective participants (in each case chosen by the Arrangers in consultation with the

       Company) on the other hand, and comply with all reasonable requests for information from potential Banks and participants made through the Arrangers.




19.15  Hedging Strategy

       The Company shall procure that the Hedging Strategy is implemented substantially in accordance with its terms.

19.16  Financial covenants

(a)    In this Clause 19.16:

       "Cash and Investments" means cash in hand, cash at bank, deposits, negotiable or other readily marketable investments or securities and other investments of a similar nature;

       "Net Debt" at any time, means the aggregate consolidated Borrowings of the Group from sources external to the Group, less all Cash and Investments of the Group;

       "Net Interest Costs" means, in respect of any 12 month period of the Group, the sum of (a) the amount of interest and similar charges payable by the Group during such financial period determined by reference to the latest audited annual consolidated accounts or the latest interim financial statements of the Company less (b) the amount of interest received or receivable and any similar income of the Group during such financial period determined as aforesaid;

       "EBITA" means, in respect of any 12 month period of the Group, Profit Before Net Interest adjusted to eliminate any deduction for amortisation.

       "EBITDA" means, in respect of any 12 month period of the Group, Profit Before Net Interest adjusted to eliminate any deduction for depreciation or amortisation.

       "Profit Before Net Interest" means, in respect of any 12 month period of the Group, the consolidated pre-tax profits of the Group for that period but before deducting Net Interest Costs and before crediting or deducting (as the case may be):

(a)    amounts applicable to minorities, dividends or exceptional items; and

(b) items under (i) operating profits or losses of discontinued operations or operations under review, (ii) provisions for profits or losses on operations to be discontinued, (iii) profits or losses on disposal of discontinued operations or (iv) provisions released against such items, all as classified in or determined by reference to the latest financial statements provided under Clause 19.2(a) or (b) and after annualising the contribution to EBITDA of any company (including the Target) that becomes a member of the Group after the beginning of any such 12 month period.

       "Ratio Period" means each period of 12 months ending on 30th June and 31st December in each year.

(b) All the terms used in paragraph (a) above are to be calculated in accordance with the accounting principles applied in connection with the Original Group Accounts.

(c) If there is a dispute as to any interpretation of or computation for paragraph (a) above, the interpretation or computation of the Company's auditors will prevail.

(d)    The Company shall procure that:

         (i)     Interest Cover

                 the ratio of EBITA to Net Interest Costs is not less than 3.00:1 in any Ratio Period; and

        (ii)     Debt/EBITDA


                  the ratio of Net Debt (as determined on the last day of each Ratio Period in respect of which this ratio is tested) to EBITDA shall not, in respect of any Ratio Period which ends in a period set out in Column (1) below, exceed the ratio set opposite such period in Column (2) below:

                                        Column (1)            Column (2)
                                          Period                Ratio

                 Up to and including 30th June, 2000            3.5:1

                 Thereafter                                     3.0:1

20.    DEFAULT

20.1   Events of Default

       Each of the events set out in Clauses 20.2 (Non-Payment) to 20.17 (Material adverse effect) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

20.2   Non-payment

       An Obligor does not pay any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable except where the failure to pay is due solely to technical or administrative problems or delays in the transmission of funds which are beyond the Obligor's control and payment is made within three Business Days of the due date.

20.3   Breach of other obligations

(a) Any Obligor fails to comply with any of Clauses 19.6 (pari passu ranking), 19.7 (Negative Pledge), 19.8 (Disposals), 19.9 (Acquisitions),
       19.10 (Change of business), 19.11 (Subsidiary Borrowings), 19.12 (the Offer and the Merger) or 19.16 (Financial covenants).

(b) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 20.2 (Non-Payment) and paragraph
       (a) above) and such failure (if capable of remedy before the expiry of such period) continues unremedied for a period of 30 days from the earlier of (i) the date on which the Agent gives notice to the Company requiring the same to be remedied and (ii) the date on which an Obligor becomes aware of the same.

20.4   Misrepresentation

       A representation, warranty or statement made or repeated by any Obligor in or in connection with any Finance Document or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

20.5  Cross-default

(a) Any Borrowings of a member of the Group are not paid when due or within any applicable grace period provided in the documentation therefor; or

(b) any Borrowings of a member of the Group become prematurely due and payable or are placed on demand (or become capable of being declared prematurely due and payable or placed on demand) in each case as a result of an event of default (howsoever described) under the document relating to those Borrowings; or

(c) any Security Interest securing Borrowings over any asset of a member of the Group becomes enforceable,

       except that this Clause 20.5 shall not apply to:

         (i) Borrowings of Group members the principal or settlement amounts of which are in aggregate 'L'10,000,000 or less; or

        (ii) during the period of three months beginning on the date the Target becomes a member of the Group, Borrowings of the Target or its Subsidiaries outstanding as at the date it became a member of the Group; or

       (iii) during the period of three months starting on the date of this Agreement, any Borrowings in a principal amount not exceeding U.S.$60,000,000 under the 7 year private placement with certain United States investors maturing in April 2000, to the extent any circumstances described in paragraph (b) above are caused by the execution of this Agreement, the Utilisation of all or any part of the Total Commitments or the acquisition of the Target pursuant to the Offer Documents and the Merger Agreement and provided that any such Borrowings which are declared prematurely due and payable are repaid within 5 Business Days of becoming due and payable.

20.6   Insolvency

(a) An Obligor or a Principal Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due, or to be insolvent, or admits inability to pay its debts as they fall due;

(b) an Obligor or a Principal Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) an Obligor or a Principal Subsidiary by reason of financial difficulties, begins negotiations with all of its creditors or any class of them with a view to the readjustment or rescheduling of any of its indebtedness.

20.7   Administration

(a) Any meeting of an Obligor or any Principal Subsidiary is convened for the purpose of considering any resolution to present an application for an administration order; or

(b) an Obligor or any Principal Subsidiary passes a resolution to present an application for an administration order; or

(c) an application for an administration order in relation to an Obligor or any Principal Subsidiary is presented to the court and either (i) such Obligor or such Principal Subsidiary does not apply to the court within 7 days after the presentation of such petition requesting the court to refuse such petition or (ii) it does so apply but such petition is not refused by such court within 21 days after such application for the refusal of such petition; or

(d) an Obligor or any Principal Subsidiary has an administration order made in relation to it.

20.8   Compositions etc.

       An Obligor or any Principal Subsidiary has any voluntary arrangement proposed in relation to it under Section 1 of the Insolvency Act 1986 or enters into any other composition, scheme of arrangement, compromise or arrangement involving an Obligor or such Principal Subsidiary and their respective creditors generally (other than for the purposes of reconstruction or amalgamation which is on a solvent basis and does not involve any Obligor or which is otherwise upon terms and within such period as may previously have been approved in writing by the Majority Banks).

20.9   Winding up

(a) Any meeting of the shareholders of an Obligor or any Principal Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding up (other than in connection with a reconstruction or amalgamation which is on a solvent basis and does not involve any Obligor or which is otherwise upon terms and within such period as may previously have been approved in writing by the Majority Banks); or

(b) An Obligor or any Principal Subsidiary passes any resolution for its winding up other than a resolution previously approved in writing by the Majority Banks (other than in connection with a reconstruction or amalgamation which is on a solvent basis and does not involve any Obligor or which is otherwise upon terms and within such period as may previously have been approved in writing by the Majority Banks); or

(c) A petition for the winding up of an Obligor or any Principal Subsidiary is presented to the court and either (i) such Obligor or such Principal Subsidiary does not apply to the court within 7 days after the presentation of such petition requesting the court to refuse such petition, or (ii) it does so apply but such petition is not refused by such court within 21 days after such application for the refusal of such petition; or

(d) An Obligor or any Principal Subsidiary becomes subject to a winding up order.

20.10  Appointment of receivers and managers

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of an Obligor or any Principal Subsidiary or any material part of its assets or undertaking; or

(b) the directors of an Obligor or any Principal Subsidiary request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like.

20.11  Creditors' process

       Any attachment, sequestration, distress or execution affects any material asset of an Obligor or any Principal Subsidiary and is not discharged within 21 days.

20.12  Analogous proceedings

       There occurs, in relation to an Obligor or any Principal Subsidiary, any event anywhere which is analogous with any of those mentioned in Clauses
       20.6 (Insolvency) to 20.9 (Winding up) (inclusive).

20.13  Unlawfulness

       It is or becomes unlawful for any Obligor to perform any of its obligations under the Transaction Documents unless, in the case of any Guarantor, the provisions of Clause 20.14 apply and such Guarantor is replaced in accordance with those provisions.

20.14  Guarantee

       The guarantee of any Guarantor (other than the Company) under Clause 17:

         (a) is not effective (unless replaced by a guarantee granted in accordance with Clause 28.5 by either a Subsidiary or Subsidiaries which can demonstrate equal or greater Profit Before Net Interest (as defined in Clause 19.6(a)) and equal or greater gross assets (in each case by reference to the most recent annual or interim financial statements of the relevant Subsidiary) or by another replacement Guarantor(s) acceptable to the Majority Banks within 5 Business Days of such guarantee becoming ineffective); or

         (b)     is alleged by any Obligor to be ineffective for any reason.

       Where a Guarantor is replaced in accordance paragraph (a) above, it shall cease to be a Guarantor for the purposes of this Agreement (including, but not limited to, Clause 19.11) on the date the replacement Guarantor becomes a Guarantor.

20.15  Ownership

       Any Guarantor or Borrower (other than the Company) ceases to be (directly or indirectly) a wholly owned Subsidiary of the Company other than pursuant to a disposal in accordance with the terms of this Agreement.

20.16  Cessation of business

       Any Obligor or Principal Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business other than by reason of:

         (a) the transfer of such business to an Obligor or from a Principal Subsidiary which is not an Obligor to another Principal Subsidiary which is not an Obligor;

         (b)     a disposal permitted by this Agreement; or

         (c) a reconstruction or amalgamation which is on a solvent basis and does not involve any Obligor or which is otherwise on terms and within such period as may previously have been approved in writing by the Majority Banks.

20.17  Material adverse effect

       Any change occurs in the financial condition of the Group taken as a whole which, in the reasonable opinion of the Majority Banks is reasonably likely to have a material adverse effect.

20.18  Acceleration

       On and at any time after the occurrence of an Event of Default while such event is continuing the Agent may, and shall if so directed by the Majority Banks, by notice to the Company:

         (a)     cancel the Total Commitments; and/or

         (b) declare that each Borrower's obligations under Clause 8.3 (Payment of Bills) in respect of all outstanding Bills are immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (c) demand that all the Advances, together with accrued interest, and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (d) demand that all the Advances be payable on demand, whereupon they shall immediately become payable on demand.

21.    THE AGENT AND THE ARRANGERS

21.1   Appointment and duties of the Agent

       Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents, and irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions. The Agent shall have only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

21.2   Role of the Arrangers

       Except as otherwise provided in this Agreement, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

21.3   Relationship

       The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4   Majority Banks' directions

       The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions the Agent may act as it considers to be in the best interests of all the Banks.

21.5   Delegation

       The Agent may act under the Finance Documents through its personnel and agents.

21.6   Responsibility for documentation

       Neither the Agent nor any Arranger is responsible to any other Party for:

         (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (b)     the collectability of amounts payable under any Finance
                 Document; or

         (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

21.7   Default

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. The Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences these proceedings or takes that action.

21.8   Exoneration

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

21.9   Reliance

       The Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

         (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

21.10  Credit approval and appraisal

       Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

         (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the Arrangers in connection with any Finance Document; and

         (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11  Information

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions Precedent), 28.5 (Additional Borrowers) or 28.6 (Additional Guarantors) upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

(d)    Except as provided above, the Agent has no duty:

         (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or any related entity of any Obligor whether coming into its possession or that of any of its related entities before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Bank in accordance with this Agreement, to request any certificates or other documents from any Obligor.







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                                       59



21.12  The Agent and the Arrangers individually

(a) If it is also a Bank, each of the Agent and the Arrangers has the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or the Arrangers.

(b)    Each of the Agent and Arrangers may:

         (i)     carry on any business with any Obligor or its related entities;

        (ii) act as agent or trustee for, or in relation to any financing involving, any Obligor or its related entities; and

       (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

21.13  Indemnities

(a) Without limiting the liability of any Borrower under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for its proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent, except to the extent that the liability or loss arises directly from the Agent's negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above is the proportion which the Dollar Sterling Amount of its Advance(s) and Bills (if any) bears to the Original Dollar Amount of all Advances or Bills outstanding on the date of the demand. If, however, no Advances or Bills are outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have been cancelled, bore to the Total Commitments immediately before being cancelled.

(c) The Company shall forthwith on demand reimburse each Bank for any payment made by it under paragraph (a) above except to the extent it arises out of the Bank's negligence or wilful misconduct.

21.14  Compliance

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Borrower or any of its related entities if the disclosure might, in the opinion of the Agent, constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15  Resignation of Agent

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Company, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may, with the approval of the







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                                       60


       Company such approval not to be unreasonably withheld or delayed, appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment and has been approved by the Company such approval not to be unreasonably withheld or delayed, the retiring Agent may, following consultation with the Company, appoint a successor Agent.

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts the appointment and provided the successor Agent has, if required under paragraph (a) above, been approved by the Company. On giving the notification and receiving such approval, the successor Agent will succeed to the position of the retiring Agent and the term "Agent" will mean the successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 21 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent, and, subject to paragraph (d) above, it shall have no further obligation under any Finance Document.

21.16  Banks

       The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received notice from the Bank to the contrary by not less than five Business Days prior to the relevant payment.

21.17  Chinese Wall

       In acting as Agent or Arranger, the agency and syndications division of each of the Agent and Arranger shall be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent or any Arranger otherwise than in the capacity of Agent or Arranger through its agency and syndications division may be treated as confidential by the Agent or Arranger and shall not be deemed to be information possessed by the Agent or Arranger in their capacity as such.

22.    FEES

22.1   Commitment fee

(a) The Company shall pay to the Agent for distribution to each Bank pro rata to, as the case may be, the proportion its Tranche A Commitment bears to the Tranche A Total Commitments or its Tranche B Commitment bears to the Tranche B Total Commitments or its Tranche C Commitment bears to the Tranche C Total Commitment from time to time a commitment fee at the rate of:

         (i) 0.125 per cent. per annum on any undrawn, uncancelled amount of the Tranche A Total Commitments on each day until the last day of the Tranche A Commitment Period;









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                                       61


         (ii) 0.30 per cent. per annum on any undrawn, uncancelled amount of the Tranche B Total Commitments on each day; and

         (iii) 0.125 per cent. per annum on any undrawn, uncancelled amount of the Tranche C Total Commitments on each day until the Tranche C Term Date.

(b) Commitment fee is calculated and accrues on a daily basis and is payable quarterly in arrear with the first payment due three months after the date of this Agreement. Accrued commitment fee is also payable to the Agent for the relevant Bank(s) on the cancelled amount of its Tranche A Commitment, Tranche B Commitment or Tranche C Commitment at the time the cancellation takes effect.

22.2     Agent's fee

         The Company shall pay to the Agent for its own account an agency fee in the amounts and on the dates agreed in the relevant Fee Letter.

22.3     Arrangement fee

         The Company shall pay to the Arrangers an arrangement fee in the amount and on the dates specified in the relevant Fee Letter.

22.4     VAT

         Any fee referred to in this Clause 22 or Clause 23 (Expenses) is exclusive of any value added or similar tax. If any value added tax is so chargeable, it shall be paid by the Company at the same time as it pays the relevant fee subject (where applicable) to it having received a valid tax invoice.

23.      EXPENSES

23.1     Initial and special costs

         The Company shall within 5 Business Days of demand pay the Agent and the Arrangers the amount of all reasonable out-of-pocket costs and expenses (including legal fees) reasonably incurred by either of them in connection with:

         (a)      the negotiation, preparation, printing and execution of:

                  (i) this Agreement and any other documents referred to in this Agreement;

                  (ii) any other Finance Document (other than a Novation Certificate) executed after the date of this Agreement;

         (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of a Borrower and relating to a Transaction Document or a document referred to in any Transaction Document;

         (c) the release of any Guarantor under Clause 17.10 (Release of Guarantor); and

         (d) any other matter, not of an ordinary administrative nature, arising out of or in connection with a Finance Document.








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                                       62


23.2     Enforcement costs

         The Company shall forthwith on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) properly incurred by it:

         (a) in connection with the enforcement of, or the preservation of any rights under, any Finance Document; or

         (b) in investigating any possible Default of which an Obligor has given notice or the Majority Banks have reasonable grounds for believing has occurred.

24.      STAMP DUTIES

         The Company shall pay and forthwith on demand indemnify each Finance Party against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document other than a Novation Certificate.

25.      INDEMNITIES

25.1     Currency indemnity

(a) If a Finance Party receives an amount in respect of a Borrower's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:

         (i) that Borrower shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

         (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business, is less than the amount owed in the contractual currency, the Borrower concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

         (iii) the Borrower shall pay to the Finance Party concerned on demand any exchange costs and taxes payable in connection with any such conversion.

(b) Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2     Other indemnities

         The Company shall forthwith on demand indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (a)      the occurrence of any Event of Default;

         (b) the operation of Clause 20.18 (Acceleration) or Clause 31 (Pro Rata Sharing);









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                                       63

         (c) any payment of principal or an overdue amount being received from any source otherwise than, in the case of Tranche A Advances or Term-out Advances, on the last day of applicable Interest Periods and, in the case of Tranche B Advances or Tranche C Advances, on its Maturity Date (and, for the purposes of this paragraph (c), the Maturity Date of an overdue amount is the last day of each Designated Term (as defined in Clause 10.4 (Default interest))); or

         (d) (other than by reason of negligence or default by a Finance Party) a Utilisation not being effected after the Borrower has delivered a Request for that Utilisation.

         The Company's liability in each case includes any loss of margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Advance or Bill. However, the Company is only required to indemnify a Finance Party against loss of Margin for the unexpired portion of the Interest Period or Term in which the relevant amount is received, after taking into account the amount that Finance Party certifies it was able to earn by redeploying the amount received by it for the same period in the ordinary course of business.

26.      EVIDENCE AND CALCULATIONS

26.1     Accounts

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate.

26.2     Certificates and determinations

         Any certification or determination by a Finance Party of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.3     Calculations

         Interest (including any applicable Mandatory Cost) and the fee payable under Clause 22.1 (Commitment fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days, or, in the case of interest payable on an amount denominated in Sterling, 365 days (or, in any case where market practice differs, in accordance with market practice). Acceptance commission is calculated on the basis of the number of days in the relevant Term and a year of 365 days.

27.      AMENDMENTS AND WAIVERS

27.1     Procedure

(a) Subject to Clause 27.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Company, the Majority Banks and the Agent. The Agent may effect, on behalf of the Majority Banks, an amendment to which they have agreed.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.









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                                       64


27.2     Exceptions

         An amendment or waiver which relates to:

         (a)      the definition of "Majority Banks" in Clause 1.1;

         (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under the Finance Documents;

         (c)      an increase in a Bank's Commitment;

         (d) the incorporation of additional borrowers and/or drawers or a change in the guarantee of the Guarantors otherwise than in accordance with Clauses 17.10 (Release of Guarantor), 20.14 (Guarantee) and 28.5 (Additional Borrowers);

         (e) a term of a Finance Document which expressly requires the consent of each Bank; or

         (f) Clause 31 (Pro Rata Sharing) or this Clause 27 (Amendments and Waivers),

         may not be effected without the consent of each Bank.

27.3     Waivers and remedies cumulative

         The rights of each Party under the Finance Documents:

         (i)      may be exercised as often as necessary;

         (ii) are cumulative and not exclusive of its rights under the general law; and

         (iii)    may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

28.      CHANGES TO THE PARTIES

28.1     Transfers by Obligors

         No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under this Agreement.

28.2     Transfers by Banks

(a) A Bank (the "Existing Bank") may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement to another person (the "New Bank") provided that:

         (i) in the case of a partial assignment, transfer or novation of rights and/or obligations, a minimum amount of U.S.$7,500,000 in aggregate (unless to an Affiliate or to a Bank or the Agent and the Company agree otherwise) must be assigned, transferred or novated; and

         (ii) after the Syndication Period, the prior written consent of the Company is required for any such assignment, transfer or novation which is not to another Bank or to an Affiliate of any Bank (provided that the Company may not unreasonably withhold or delay its consent and will be deemed to have consented to any such assignment, transfer or novation if it has not been expressly refused in writing by the Company within 10 Business Days of a written request to the Company for such consent); and

         (iii) except in the case of an assignment, transfer or novation to an Affiliate, a rateable proportion of each of Tranche A, Tranche B and Tranche C must be assigned, transferred or novated (unless the Agent agrees otherwise).

(b)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with Clause 28.3 (Procedure for novations); or

         (ii) the New Bank gives notice to the Company and confirms to the Agent and the Borrowers' Agent that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank.

(c) After the Syndication Period, a Bank may only sub-contract an obligation hereunder with the consent of the Company (such consent not to be unreasonably withheld or delayed).

(d) On each occasion an Existing Bank assigns, transfers or novates any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of U.S.$1,000.

(e)      An Existing Bank is not responsible to a New Bank for:

         (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

         (ii)     the collectability of amounts payable under any Finance
                  Document; or

         (iii) the accuracy of any statements (whether written or oral) made in connection with any Finance Document.

(f) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

         (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

         (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(g)      Nothing in any Finance Document obliges an Existing Bank to:

         (i) accept a re-transfer from a New Bank of any of the rights and/or obligations assigned, transferred or novated under this Clause; or









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                                       66

         (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under this Agreement or otherwise.

(h) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

28.3     Procedure for novations

(a)      A novation is effected if:

         (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Part I of
                  Schedule 6 (a "Novation Certificate"); and

         (ii)     the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

         (i) the Existing Bank and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

         (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

         (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

         (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

28.4     Additional Borrowers

(a) If the Company wishes one of its wholly owed Subsidiaries to become an Additional Borrower, then it may (if all the Banks have approved the identity of the Additional Borrower in writing) deliver to the Agent the documents listed in Part III of Schedule 2, in each case in form and substance satisfactory to the Agent.

(b) On delivery of a Borrower Accession Agreement, executed by the relevant Subsidiary and the Company, the Subsidiary concerned will become an Additional Borrower. However, it may not utilise either of the Facilities until the Agent confirms to the other Finance Parties and the Company that it has received all the documents referred to in paragraph (a) above in form and substance satisfactory to it. The Agent will promptly give that confirmation upon such receipt.








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                                       67

(c) Delivery of a Borrower Accession Agreement, executed by the Subsidiary and the Company, constitutes confirmation by that Subsidiary and the Company that the representations and warranties set out in Clause 18 (Representations and Warranties) and to be made by them on the date of the Borrower Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

28.5     Additional Guarantors

(a)      (i)      Subject to paragraph (b) below, a Subsidiary of the
                  Company may become an Additional Guarantor by delivering to the Agent a Guarantor Accession Agreement, duly executed by that company.

         (ii) Upon execution and delivery of a Guarantor Accession Agreement, the relevant Subsidiary will become an Additional Guarantor.

         (iii) The Company shall procure that, at the same time as a Guarantor Accession Agreement is delivered to the Agent, there is also delivered to the Agent all those other documents listed in Part IV of Schedule 2, in each case in form and substance satisfactory to the Agent.

(b) The execution of a Guarantor Accession Agreement constitutes confirmation by the Subsidiary concerned that the representations and warranties set out in Clause 18 (Representations and Warranties) to be made by it on the date of the Guarantor Accession Agreement are correct, as if made with reference to the facts and circumstances then existing.

28.6     Reference Banks

         If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be one of the Banks, the Agent shall (in consultation with the Company) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

28.7     Register

         The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

29.      DISCLOSURE OF INFORMATION

         A Bank may disclose to one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement:

         (a)      a copy of any Finance Document; and

         (b) any information which that Bank has acquired under or in connection with any Finance Document,

         Provided that a Bank shall not disclose any such information to a person other than one of its Affiliates unless that person has provided that Bank with a confidentiality undertaking.








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                                       68


30.      SET-OFF

         A Finance Party may set off any matured obligation owed by an Obligor under this Agreement (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

31.      PRO RATA SHARING

31.1     Redistribution

         If any amount owing by an Obligor under this Agreement to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 12 (Payments) (a "recovery"), then:

         (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

         (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 12 (Payments);

         (c) subject to Clause 31.3 (Exception), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "redistribution") equal to the excess;

         (d) the Agent shall treat the redistribution as if it were a payment by the Borrower concerned under Clause 12 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause
                  12.7 (Partial payments); and

         (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph (d) above, and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

31.2     Reversal of redistribution

         If under Clause 31.1 (Redistribution):

         (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

         each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon the subrogation in Clause 31.1(e) will operate in reverse to the extent of the reimbursement.








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                                       69

31.3     Exception

         A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 31.1(e) (Redistribution).

32.      SEVERABILITY

         If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

33.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

34.      NOTICES

34.1     Giving of notices

         All notices or other communications under or in connection with this Agreement shall be given in writing or by facsimile. Any such notice will be deemed to be given as follows:

         (a)      if in writing, when delivered; and

         (b)      if by facsimile, when received.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. Facsimile Requests are to be confirmed by the relevant Borrower in writing (but may be relied upon by the Agent and the Banks irrespective of receipt of such confirmation).

34.2     Addresses for notices

(a) The address and facsimile number of each Party (other than the Agent) for all notices under or in connection with this Agreement are:

         (i) that notified by that Party for this purpose to the Agent on or before it becomes a Party; or

         (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b) The address and facsimile numbers of the Agent are HSBC Loan Syndication, Execution and Agency, Vintners Place, 68 Upper Thames Street, London EC4V 3BJ, Facsimile No. 0171








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                                       70


         336 9372/9293 or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(c) The Agent shall, promptly upon request from any Party, give to that Party the address or facsimile number of any other Party applicable at the time for the purposes of this Clause.

35.      LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

         (i)      in English; or

         (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

36.      JURISDICTION

36.1     Submission

(a) For the benefit of each Finance Party, each Obligor agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

(b) Without prejudice to paragraph (a) above, each Obligor agrees that any New York State court or Federal court sitting in New York City has jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of those courts.

36.2     Service of process

         Without prejudice to any other mode of service, each Obligor:

         (a)      irrevocably appoints:

                  (i) (other than an Obligor incorporated in England and Wales) the Company as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document (and the Company irrevocably accepts this appointment); and

                  (ii) Meggitt USA, Inc. as its agent for service of process in relation to any proceedings before any courts in the State of New York in connection with any Finance Document (and Meggitt USA, Inc. irrevocably accepts this appointment);

         (b) agrees that failure by a process agent to notify the Obligor of the process will not invalidate the proceedings concerned;

         (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 34.2 (Addresses for notices); and

         (d) agrees that if the appointment of any person mentioned in paragraph (a) above ceases to be effective, the relevant Obligor shall immediately appoint a further person in England or New York, as appropriate, to accept service of process on its behalf in England or New York, as appropriate, and, failing such appointment within 15 days, the Agent is entitled to appoint such a person by notice to the Company.

36.3     Forum convenience and enforcement abroad

         Each Obligor:

         (a) waives objection to the English and New York courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

         (b) agrees that a judgment or order of an English and New York court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

36.4     Non-exclusivity

         Nothing in this Clause 36 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

         (a)      in any other court of competent jurisdiction; or

         (b)      concurrently in more than one jurisdiction.

36.5     WAIVER OF RIGHT TO TRIAL BY JURY

         EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY (WHETHER IN NEW YORK OR ELSEWHERE) OF ANY CLAIM, DEMAND OR CAUSE OF ACTION RELATING IN ANY WAY TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND AGREES THAT ANY PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS EVIDENCE OF THE WAIVER OF ITS JURY TRIAL RIGHTS.

37.      GOVERNING LAW

         This Agreement is governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                     PART I

                               ORIGINAL GUARANTORS

Meggitt USA, Inc., incorporated in Delaware, U.S.A. and registered on 8th December, 1980 with Federal Employer Identification Number 95-3639799.

                                     PART II

                              BANKS AND COMMITMENTS

                                 Column 1               Column 2            Column 3
           Bank                  Tranche A              Tranche B           Tranche C
                                Commitments            Commitments         Commitments
                                   U.S.$                  U.S.$               U.S.$
Barclays Bank PLC                125,000,000             90,000,000          50,000,000
HSBC Investment Bank plc         125,000,000             90,000,000          50,000,000
                                 -----------            -----------         -----------
               Total             250,000,000            180,000,000         100,000,000
                                 ===========            ===========         ===========

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                     PART I

                    TO BE DELIVERED BEFORE THE FIRST DRAWING

1. A copy of the memorandum and articles of association and certificate of incorporation (or equivalent) of the Company, each Original Guarantor and Bidco.

2.       (a)      A copy of a resolution of the board of directors (or
                  equivalent) of the Company, each Original Guarantor and Bidco:

                  (i) approving the terms of, and the transactions contemplated by the Transaction Documents to which it is party and resolving that it execute such Transaction Documents;

                  (ii) authorising a specified person or persons to execute such Transaction Document on its behalf; and

                  (iii) (in the case of the Company) authorising a specified person or persons, on its behalf, to sign and endorse Bills and to sign and/or despatch all other documents and notices (including Requests) to be signed and/or despatched by it under or in connection with this Agreement;

         (b)      a  specimen of the signature of each person (an
                 "Authorised Signatory") authorised  by the
                  resolutions referred to in paragraph (a) above; and

         (c) a certificate from a director of the Company certifying that the borrowing of the Total Commitments by the Borrowers in full will not cause any borrowing limit binding on any Obligor to be exceeded; and

         (d) a certificate of an Authorised Signatory of the Company certifying that each copy document specified in Part I of this
                  Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

3.       (a)      A copy of the circular sent to shareholders in the Company in relation to the Offer, the Merger and the CULS;

         (b) a certified copy of a shareholders' resolution of the Company approving the Offer, the Merger and the CULS.

4. Evidence that the Company has received underwriting commitments on terms acceptable to the Arrangers which will generate net proceeds of not less than 'L' 70,000,000 in respect of the CULS.

5.       Certified copies of:

         (a)      the Press Release;

         (b)      the Offer Documents; and

         (c)      the Merger Agreement.

6. A certificate from a director of the Company certifying that the Unconditional Date has occurred.

7.       The Original Group Accounts.

8.       Evidence of cancellation of all commitments under the Company's
         'L' 115,000,000 (in aggregate) bilateral facilities with each of Midland Bank plc, Den Danske Bank Aktieselskab, Barclays Bank PLC, N.M. Rothschild and Sons Limited, The Chase Manhattan Bank and Banque Paribas, together with an irrevocable direction from the Company to the Agent to repay all outstanding amounts under those facilities out of the proceeds of the first Utilisation.

9. A legal opinion addressed to the Finance Parties from Allen & Overy in relation to English, New York and Delaware law.

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                     PART II

                          TO BE DELIVERED BEFORE MERGER
                               COMPLETION ADVANCES

The conditions referred to in Clause 4.2(b) are that the Agent has received a certificate from a director of the Company:

         (a) certifying that completion of the Merger has occurred in accordance with the Merger Agreement; and

         (b) specifying which (if any) of the conditions to the Merger specified in the Merger Agreement has been amended, varied or waived.

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                    PART III

                    TO BE DELIVERED BY AN ADDITIONAL BORROWER

1. A Borrower Accession Agreement, duly executed by the Additional Borrower and the Company;

2. A copy of the memorandum and articles of association and certificate of incorporation (or equivalent) of the Additional Borrower;

3. A copy of a resolution of the board of directors (or equivalent) of the Additional Borrower:

         (i) approving the terms of, and the transactions contemplated by, the Borrower Accession Agreement and resolving that it execute the Borrower Accession Agreement;

         (ii) authorising a specified person or persons to execute the Borrower Accession Agreement on its behalf; and

         (iii) authorising a specified person or persons, on its behalf, to sign and endorse Bills and to sign and/or despatch all other documents and notices (including Requests) to be signed and/or despatched by it under or in connection with this Agreement;

4. A certificate from a director of the Additional Borrower that the borrowing by it of the Total Commitments in full would not cause any borrowing limit binding on it to be breached.

5. A copy of any other authorisation or other document, opinion or assurance which the Agent reasonably considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Borrower Accession Agreement or for the validity and enforceability of any Finance Document;

6. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above;

7.       The latest audited accounts of the Additional Borrower (if any);

8. A legal opinion of Allen & Overy, legal advisers to the Agent and, if applicable, other lawyers approved by the Agent in the place of incorporation of the Additional Borrower, addressed to the Finance Parties; and

9. A certificate of an Authorised Signatory of the Additional Borrower certifying that each copy document specified in Part III of this
         Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Borrower Accession Agreement.

                                     PART IV

                   TO BE DELIVERED BY AN ADDITIONAL GUARANTOR

1. A Guarantor Accession Agreement, duly executed under seal by the Additional Guarantor.

2. A copy of the memorandum and articles of association and certificate of incorporation (or other equivalent constitutional documents) of the Additional Guarantor.

3. A copy of a resolution of the board of directors (or equivalent) of the Additional Guarantor:

         (i) approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement and resolving that it execute the Guarantor Accession Agreement as a deed;

         (ii) authorising a specified person or persons to execute the Guarantor Accession Agreement as a deed; and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents to be signed and/or despatched by it under or in connection with this Agreement.

4. If the lawyers referred to in paragraph 10 below advise it to be necessary or desirable, a copy of a resolution, signed by all the holders of the issued or allotted shares in the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

5. A copy of a resolution of the Board of Directors (or equivalent) of each corporate shareholder in the Additional Guarantor:

         (i) approving the terms of the resolution referred to in paragraph 4 above (if any); and

         (ii) authorising a specified person or persons to sign the resolution on its behalf.

6. A certificate of a director of the Additional Guarantor certifying that the borrowing of the Total Commitments in full by the Borrowers would not cause any borrowing limit binding on it to be exceeded.

7. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Guarantor Accession Agreement or for the validity and enforceability of any Finance Document.

8. A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 3 and 5 above.

9.       A copy of the latest audited accounts of the Additional Guarantor
        (if any).

10. A legal opinion of Allen & Overy, legal advisers to the Agent, and, if applicable, other lawyers approved by the Agent in the place of incorporation of the Additional Guarantor addressed to the Finance Parties.

11. A certificate of an Authorised Signatory of the Additional Guarantor certifying that each copy document specified in Part IV of this
         Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

                                   SCHEDULE 3

                        CALCULATION OF THE MANDATORY COST

(a) The Mandatory Cost for an Advance is the rate determined by the Agent to be equal to the arithmetic mean (rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Reference Banks to the Agent and calculated in accordance with the following formulae:

         in relation to an Advance denominated in Sterling:

         BY + S(Y-Z) + F x 0.01% per annum = Mandatory Cost
         ----------------------
              100-(B + S)

         in relation to any other Advance:

         F x 0.01% per annum = Mandatory Cost
         --------
           300

         where on the day of application of the formula:

         B is the percentage of the Reference Bank's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Reference Bank to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is the rate at which Sterling deposits are offered by the Reference Bank to leading banks in the London interbank market at or about 11.00 a.m. on that day for the relevant period;

         S is the percentage of the Reference Bank's eligible liabilities which the Bank of England requires the Reference Bank to place as a special deposit;

         Z is the interest rate per annum allowed by the Bank of England on special deposits; and

         F is the charge payable by the Reference Bank to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero expressed in pounds per 'L' 1 million of the fee base of the Reference Bank.

(b)      For the purposes of this Schedule 3:

         (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

         (ii)     "fee base" has the meaning given to it in the Fees
                  Regulations;

         (iii)    "Fees Regulations" means:

                  (1)      prior to 31st March, 1999, the Banking Supervision
                           (Fees) Regulations 1998; and

                  (2) on and after 31st March, 1999, any regulations governing the payment of fees for banking supervision.

         (iv) "relevant period" in relation to each Term or Interest Period, means:

                  (A) if it is three months or less, that Term or Interest Period; or

                  (B)      if it is more than three months, three months.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d) If a Reference Bank does not supply a rate to the Agent, the applicable Mandatory Cost will be determined on the basis of the rate(s) supplied by the remaining Reference Banks.

(e)      (i)      The formula is applied on the first day of each relevant
                  period comprised in the relevant Term or Interest Period.

         (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

(f) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Banks) shall notify the Company of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Parties.

                                   SCHEDULE 4

                                 FORM OF REQUEST

To:      [AGENT]

From:    [BORROWER]

                                                         Date: [      ]

         Meggitt PLC - U.S.$530,000,000 Term and Revolving Credit Agreement
         dated
                                    [      ], 1999

1. We wish to utilise Tranche A* and/or*/Tranche B* and/or */Tranche C by way of Advances* and/or*/Bills* as follows:

         (a)  Utilisation Date:         Tranche A: [       ]*
                                        Tranche B: [       ]*
                                        Tranche C: [       ]*

         (b)  Requested Amount:         Tranche A: [       ]*
              (including currency):     Tranche B: [       ]*
                                        Tranche C: [       ]*

         (c)  Interest Period*:         Tranche A: [       ]*  /Term-out
                                                               Advance [     ]*
              Term*/alternative Term:** Tranche B: [       ]*
                                        Tranche C: [       ]*

         (d)  Clausing (for Bills):

         (e)  Payment Instructions:                 Tranche A: [       ]*
                                                    Tranche B: [       ]*
                                                    Tranche C: [       ]*

         (f)  Initial Interest Period
              (for Term-out Advances only)*

         (g)  Maturity Date
              (for Term-out Advances only)* Tranche C [       ]*

         We confirm that each condition specified in Clause 4.3 (Further conditions precedent) is satisfied on the date of this Request and this Utilisation would not cause any borrowing limit binding on us or any other Obligor to be exceeded.

By:

[BORROWER]
Authorised Signatory

--------------------
*   Delete as appropriate.

** Complete only if the Request is for Tranche B Advances and the requested Term is of an optional duration.

                                   SCHEDULE 5

                                  FORM OF BILL

Face of Bill

No.               for 'L'..............


 ....................19....

To


On.................19... pay against this Bill of Exchange to our order the
sum of  ............................... for value received against [         ].


Accepted by:

For and on behalf of       For and on behalf of
[ACCEPTING BANK]           [BORROWER]


 .....................             ....................
Authorised Signatory              Authorised Signatory

Reverse of Bill


For and on behalf of
[BORROWER]


 ....................             .....................
 Authorised Signatory             Authorised Signatory

                                   SCHEDULE 6

                          FORMS OF ACCESSION DOCUMENTS

                                     PART I

                              NOVATION CERTIFICATE

To:      [AGENT]

From:    [THE EXISTING BANK] and [THE NEW BANK]            Date: [       ]

         Meggitt plcU.S.$530,000,000 Term and Revolving Credit Agreement dated
                                                 [       ], 1999

We refer to Clause 28.4 (Procedure for novations).

1.       We [    ] (the "Existing Bank") and [   ] (the "New Bank") agree to the
         Existing Bank and the New Bank novating all the Existing Bank's rights and obligations referred to in the Schedule in accordance with Clause
         28.4 (Procedure for novations).

2. The specified date for the purposes of Clause 28.4(c) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 34.2 (Addresses for notices) are set out in the Schedule.

4.       This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                      Rights and obligations to be novated

[Details of the rights and obligations of the Existing Bank to be novated].

[New Bank]

[Facility Office             Address for notices]

[Existing Bank]              [New Bank]                     [AGENT]
By:                          By:                            By:
Date:                        Date:                          Date:


                                   SCHEDULE 6

                                     PART II

                          BORROWER ACCESSION AGREEMENT

To:      [AGENT]

From:    [PROPOSED BORROWER] and Meggitt plc

                                                            [Date]

       Meggitt plc - U.S.$530,000,000 Term and Revolving Credit Agreement
                    dated [ ], 1999 (the "Credit Agreement")

We refer to Clause 28.4 (Additional Borrowers).

[Name of company] of [Registered Office] (Registered no. [ ]) (the "Proposed Borrower") agrees to become an Additional Borrower and to be bound by the terms of the Credit Agreement as an Additional Borrower in accordance with Clause 28.4 (Additional Borrowers).

The address for notices of the Proposed Borrower for the purposes of Clause 34.2 (Addresses for notices) is:

[
                  ]


This Agreement is governed by English law.

By:

[PROPOSED BORROWER]
Authorised Signatory

By:

Meggitt plc
Authorised Signatory

                                    PART III

                          GUARANTOR ACCESSION AGREEMENT

To:    [AGENT] as Agent

From:  [PROPOSED GUARANTOR]

                                                    Date: [         ]

    Meggitt plc - U.S.$530,000,000 Term and Revolving Credit Agreement dated
                     [        ], 1999 (the "Credit Agreement")

We refer to Clause 26.5 (Additional Guarantors).

We, [name of company] of [Registered Office] (Registered no. [        ]) agree
to become an Additional Guarantor and to be bound by the terms of the Credit Agreement as an Additional Guarantor in accordance with Clause 28.5 (Additional Guarantors).

Our address for notices for the purposes of Clause 34.2 (Addresses for notices) is:

[

                       ]

This Deed is governed by English law.

Executed as a deed by            )          Director
[PROPOSED GUARANTOR]             )
acting by                        )          Director/Secretary
and                              )

                                   SCHEDULE 7

                                   TIMETABLES

In this Schedule 7:

D-[x]      =    x Business Days before the relevant Utilisation Date

A          =    Agent

B          =    Bank


               CLAUSE 5 - TRANCHE A ADVANCES OR TERM-OUT ADVANCES


               Clause           Event                    Time

               5.1              A receives Request (or   D 8.30 a.m. (in respect
                                selection notice for         of Sterling)
                                Interest Period)         D-3 3.00 p.m. (in
                                                          respect of other
                                                             Currencies)
                                                        D-1 9.00 a.m. (in
                                                        respect of the first
                                                        Interest Period of an
                                                        Offer Closing Advance)

               5.6      A notifies B's of               As soon as practicable
                        details of Request (or
                        selection notice for
                        Interest Period) and, in
                        the case of a Request,
                        the amount of each B's
                        Advance

               CLAUSE 5 - TRANCHE B ADVANCES OR TRANCHE C ADVANCES


               Clause           Event                    Times

               5.1              A receives Request      D 8.30 a.m. (in respect
                                                            of Sterling)
                                                         D-3 3.00 p.m. (in
                                                          respect of other
                                                             Currencies)
                                                          D-1 9.00 a.m. (in
                                                         respect of an Offer
                                                          Closing Advance)

               5.5         A notifies B's of details    As soon as practicable
                           of Request and


                           the amount
                           of each B's Advance


                                CLAUSE 6 - BILLS

             Clause     Event                            Time
             6.1        A Receives Request               D-1 12 noon

             6.4        A notifies B's of details of     D-1 3 p.m.
                        Request and Bills to be
                        accepted by each B

             7.1(a)     Borrower delivers Bills to A     D-1 4 p.m.
                       (unless 7.1(c) applies)

             6.5(a)     B notifies A it does not wish    D-1 5 p.m.
                        to accept Bills

             6.6(a)     A delivers Bills to B's          D-11.00 a.m.

             6.6(c)     A notifies B's of EBDR           As soon as practicable.


                                   SIGNATORIES

Company

MEGGITT plc

By:      TERRY TWIGGER

Original Guarantors

MEGGITT USA, INC.

By:      TERRY TWIGGER

Arrangers

BARCLAYS CAPITAL

By:      SEAN BOYLAN

HSBC INVESTMENT BANK plc

By:      JOHN HAIRE

Agent

HSBC INVESTMENT BANK plc

By:      JOHN HAIRE

Banks

BARCLAYS BANK PLC

By:      SEAN BOYLAN

HSBC INVESTMENT BANK plc

By: JOHN HAIRE